Exhibit 10.12

DATED 14 SEPTEMBER 2005

CERTAIN FINANCIAL INSTITUTIONS

as Original First Ranking Lenders

CERTAIN FINANCIAL INSTITUTIONS

as Original Hedging Counterparties

BANCO NACIONAL ULTRAMARINO, S.A.

as Second Ranking Finance Party

WYNN GROUP ASIA, INC.

as Third Ranking Finance Party

WYNN RESORTS (MACAU) S.A.

as Company

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Intercreditor Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Hotel Facility Agent and Project Facility Agent

and

OTHERS

DEED OF APPOINTMENT AND PRIORITY

DEED OF AMENDMENT

THIS DEED is dated 14 September 2005 and made between:

(1)	THE FINANCIAL INSTITUTIONS named on the signing pages as First Ranking Lenders in their capacities as Original First Ranking Lenders;

(2)	THE FINANCIAL INSTITUTIONS named on the signing pages as Hedging Counterparties in their capacities as Original Hedging Counterparties;

(3)	BANCO NACIONAL ULTRAMARINO, S.A. as Second Ranking Finance Party;

(4)	WYNN GROUP ASIA, INC. as Third Ranking Finance Party and Assignor;

(5)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(6)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH in its capacity as Security Agent;

(7)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Intercreditor Agent;

(8)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Hotel Facility Agent;

(9)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Project Facility Agent;

(10)	BANC OF AMERICA SECURITIES ASIA LIMITED, DEUTSCHE BANK AG, HONG KONG BRANCH and SOCIÉTÉ GÉNÉRALE ASIA LIMITED in their capacities as Global Coordinating Lead Arrangers; and

(11)	BANCO NACIONAL ULTRAMARINO, S.A. in its capacity as POA Agent.

RECITALS:

(A)	The Company proposes to expand the Original Project.

(B)	The Secured Parties have agreed to amend certain Finance Documents and enter into additional Finance Documents (the Finance Documents, as so amended and together with such additional Finance Documents, including this Deed and the other Finance Documents specified in clause 1.3 (Designation) of the Common Terms Agreement Amendment Agreement dated on or about the date hereof between the Company and the Senior Secured Creditors referred to therein, the “Amended Finance Documents”) and the Original First Ranking Lenders have agreed to increase the size of certain of the Facilities originally provided thereunder in connection with the Expansion.

(C)	It has been agreed to amend the Deed of Appointment and Priority and to acknowledge its continued full force and effect in respect of the Amended Finance Documents and the Secured Obligations thereunder as set out below.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in or by reference in the Schedule has the same meaning in this Deed.

(b)	The principles of construction and rules of interpretation set out or referred to in the Schedule shall have effect as if set out in this Deed.

1.2	Clauses

In this Deed any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Deed.

2.	AMENDMENT

The Deed of Appointment and Priority shall be amended so that it shall be read and construed for all purposes as set out in the Schedule (Amended Deed of Appointment and Priority).

3.	REPRESENTATIONS

The representations and warranties (and acknowledgments in respect thereof) set out in clause 8 of the Schedule and expressed to be made by any of the Second Ranking Finance Party, the Third Ranking Finance Party or the Assignor are deemed to be made by it (by reference to the facts and circumstances then existing) on the date of this Deed and as if any reference therein to “DAP Finance Documents” or “Deed” included, to the extent relevant, this Deed and the Deed of Appointment and Priority as expressed to be amended thereby.

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Deed of Appointment and Priority shall, save as amended by this Deed, continue in full force and effect, including in respect of the Amended Finance Documents and the Secured Obligations and Liabilities thereunder. Each of the Second Ranking Finance Party, the Third Ranking Finance Party and the Assignor acknowledges and agrees that:

(a)	the Deed of Appointment and Priority secures (and was intended as and from the date thereof to secure) the priority and the payment and discharge of the First Ranking Liabilities, the Second Ranking Liabilities and the First and Second Ranking Secured Obligations under the Finance Documents as amended, consolidated, supplemented, novated or replaced from time to time, including the Amended Finance Documents and, on the terms set out therein, in favour of the First Ranking Finance Parties, the Second Ranking Finance Party and the TRL Secured Parties comprised in the Secured Parties thereunder;

(b)	save as amended by this Deed, the Deed of Appointment and Priority continues to have full force and effect in accordance with its terms in respect of the Amended Finance Documents and to secure the priority and the payment and discharge of the First Ranking Liabilities, the Second Ranking Liabilities and the First and Second Ranking Secured Obligations thereunder in favour of such Secured Parties; and

(c)	without prejudice to the foregoing, to the extent (if any) to which, notwithstanding such acknowledgement and agreement, the Security expressed to be granted by the Assignor under or pursuant to the Deed of Appointment and Priority does not have or continue to have such force or effect, the Assignor hereby grants in favour of the Security Agent Security for the payment and discharge of the First and Second Ranking Secured Obligations under the Amended Finance Documents over the Project Security described in the Deed of Appointment and Priority on the terms and conditions set out in the Schedule (all of which shall apply as between the Security Agent, the Assignor and the other parties hereto as if repeated and set out in full herein and as if dated as of the date hereof and as if any reference therein to “Deed” or “Schedule” included a reference to this Deed and “Clause” a reference to a clause of the Deed of Appointment and Priority).

4.2	Further assurance

Each party shall, upon the written request of the Security Agent and at its own expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Deed and the acknowledgements, agreements and, where relevant, grant of Security contemplated herein.

5.	MISCELLANEOUS

4.3	Incorporation of terms

The provisions of clause 1.3 (Third Party Rights), clause 1.4 (Non-recourse Liability), clause 16.21 (Perpetuity Period), clause 19.2 (Transaction and Enforcement Expenses), clause 19.4 (Stamp Taxes), clause 22 (Notices), clause 23.1 (Partial Invalidity), clause 23.2 (Remedies and Waivers) and clause 27 (Enforcement) of the Schedule shall be incorporated into this Deed as if set out in full herein and as if references in those clauses to “Deed” are references to this Deed and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

5.1	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

6.	GOVERNING LAW

This Deed is governed by English law.

This Deed has been entered into on the date stated at the beginning of this Deed and executed as a deed by the Second Ranking Finance Party, the Third Ranking Finance Party and the Assignor and is intended to be and is delivered by them as a deed on the date specified above.

SIGNATURES

First Ranking Lenders and POA Agent

(As Project Facility Lender)
BANK OF AMERICA, N.A.

By:	/s/ Frederick Chin

Address:	42nd Floor, Two International Finance Centre
8 Finance Street
Central
Hong Kong

Tel:	(852) 2597-3910

Fax:	(852) 2597-3914

Attention:	Danny Chu

Copy to:

Bank of America, N.A.

Address:	42nd Floor, Two International Finance Centre
8 Finance Street
Central
Hong Kong

Tel:	(852) 2847-5226/ (852) 2847-5897

Fax:	(852) 2847-5886/ (852) 2847-5232

Attention:	Brian Ho/Tiffany Lam

(As Project Facility Lender)
DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ Jocelyn Court /s/ Juhi Prasad

Address:	45th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Tel:	(852) 2203-8130

Fax:	(852) 2203-7241

Attention:	Jackie Leung

Copy to:

Address:	Floor 10
60 Wall Street
New York
NY
USA

Tel:	(1) 212-250-6039

Fax:	(1) 212-797-5690

Attention:	MaryKay Coyle

And to:

Address:	51st Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Tel:	(852) 2203-8047/(852) 2203-7463

Fax:	(852) 2203-7215

Attention:	Chris Gammons/Melissa Lu

(As Project Facility Lender)
SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5414

Fax:	(852) 2868-1874

Attention:	Kenny Chan
Commercial Back Office - Loans

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5610/(852) 2166-5615

Fax:	(852) 2804-6215

Attention:	David Gore/Kitty Leung

(As Project Facility Lender)
AOZORA BANK, LTD.

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	3-1
Kudan-Minami 1-chome
Chiyoda-ku
Tokyo 102-8660
Japan

Tel:	(81) 3-5212-9412/ (81) 3-3239-8038/ (81) 3-5212-9410

Fax:	(81) 3-3263-9872/ (81) 3-3263-7284/ (81) 3-3263-9872

Attention:	Emiko Sano/Kouji Amano/Akira Nozu

(As Project Facility Lender, Revolving Credit Facility Lender and POA Agent)
BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Herculano Sousa /s/ Artur Santos

Address:	Avenida de Almeida Ribeiro
No. 22
Macau

Tel:	(853) 355-188/ (853) 355-828/ (853) 398-9134

Fax:	(853) 355-800/ (853) 356-867

Attention:	Ronald Kan Cheok Kuan/Vitor Rosário/Violet Choi

(As Hotel Facility Lender)
BANK OF CHINA LIMITED MACAU BRANCH

By:	/s/ Allen Fok /s/ Huang Miao
Address:	Avenida Doutor Mario Soares
Bank of China Building
Macau

Tel:	(853) 792-1698/ (853) 792-1659

Fax:	(853) 792-1659

Attention:	Wong Weng Tim/ Kuan Sio Keng

(As Project Facility Lender)
WESTLB AG, HONG KONG BRANCH

By:	/s/ Peter Geldart /s/ Mike Cheng

Address:	36th Floor, Bank of America Tower
12 Harcourt Road
Hong Kong

Tel:	(852) 2842-0214/ (852) 2842-0436

Fax:	(852) 2842-0290

Attention:	William Ip/Florence Yip

Copy to:

WestLB AG, Hong Kong Branch

Address:	36th Floor, Bank of America Tower
12 Harcourt Road
Hong Kong

Tel:	(852) 2842-0458/ (852) 2842-0211

Fax:	(852) 2842-0298

Attention:	Jasper Wong/Angela Chen

(As Project Facility Lender)
DBS BANK LTD., HONG KONG BRANCH

By:	/s/ Peter Chan

Address:	16th Floor, Man Yee Building
68 Des Voeux Road Central
Hong Kong

Tel:	(852) 2848-3451/ (852) 2848-3452

Fax:	(852) 2877-6703

Attention:	Samuel Wong/Colum Ting Corporate Banking Middle Office

(As Project Facility Lender)
THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Sandra Pemberton

Address:	50 Raffles Place
#08-00, Singapore Land Tower
Singapore 048623

Tel:	(65) 6416-8734/ (65) 6416-8735

Fax:	(65) 6223-2070

Attention:	Grace Toh/Looi Yin Peng

(As Hotel Facility Lender)
AAREAL BANK AG

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Paulinenstrasse 15
65189 Wiesbaden
Germany

Tel:	(49) 611-348-3430/ (49) 611-348-3381

Fax:	(49) 611-348-2757/ (49) 611-348-2246

Attention:	Fei Mao-Sander/Alexander Schöneich

(As Project Facility Lender)
UNITED OVERSEAS BANK LIMITED

By:	/s/ Chow Yew Hon

Address:	25th Floor, Gloucester Tower
The Landmark
11 Pedder Street, Central
Hong Kong

Tel:	(852) 2820-9172/ (852) 2820-9167

Fax:	(852) 2501-5738

Attention:	Rosita Tse/Wanna So Credit Administration Department

(As Project Facility Lender)
COMMERZBANK AKTIENGESELLSCHAFT, HONG KONG BRANCH

By:	/s/ Devlin Li /s/ David Chan

Address:	21st Floor, Hong Kong Club Building
3A Chater Road, Central
Hong Kong

Tel:	(852) 2842-9605/ (852) 2842-9662

Fax:	(852) 2842-9605/ (852) 2842-9609

Attention:	Andreas Peter Kurtz/Sally Yuen

(As Project Facility Lender)
ALLIED IRISH BANKS, p.l.c.

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Trade Centre
IFSC
Dublin 1
Ireland

Tel:	(353) 1-641-7678

Fax:	(353) 1-670-0064

Attention:	Shane O’Neill Structured Finance

(As Project Facility Lender)
STANDARD CHARTERED FIRST BANK KOREA LIMITED

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	100 Gongpyung-dong
Jongro-gu
Seoul
Korea

Tel:	(82) 2-3702-4807

Fax:	(82) 2-3702-4926

Attention:	Gun Ko Corporate Finance, Project & Export Finance

(As Project Facility Lender)
THE BANK OF NOVA SCOTIA

By:	/s/ Andy Poon

Address:	25th Floor, United Centre
95 Queensway
Hong Kong

Tel:	(852) 2861 4882

Fax:	(852) 2527 2527

Attention:	Caesar Ng

(As Hotel Facility Lender)
BAYERISCHE LANDESBANK, HONG KONG BRANCH

By:	/s/ Stephan Schmidbauer /s/ Silvia Chin

Address:	19th Floor, Standard Chartered Bank Building
4A Des Voeux Road, Central
Hong Kong

Tel:	(852) 2978-8322/(852) 2978-8377

Fax:	(852) 2978-8352

Attention:	Doris Pang/Mary Chan

(As Project Facility Lender)
BAYERISCHE HYPO- UND VEREINSBANK AG, HONG KONG BRANCH

By:	/s/ Freddy Hung /s/ Edmond Chan

Address:	13th Floor, Citic Tower
1 Tim Mei Avenue, Central
Hong Kong

Tel:	(852) 2533-4100

Fax:	(852) 2533-4700

Attention:	Rita Hung

(As Project Facility Lender)
HSH NORDBANK AG, HONG KONG BRANCH

By:	/s/ Gilbert Yu /s/ Ulrich Gasser

Address:	26th Floor
Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Tel:	(852) 2843-2665/ (852) 2843-2646

Fax:	(852) 2845-9018

Attention:	Stephen Chan/Bobby Kwok Banking Services

Copy to:

HSH Nordbank AG, Hong Kong Branch

By:

Address:	26th Floor
Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Tel:	(852) 2843-1019/ (852) 2843-2695

Fax:	(852) 2845-9018

Attention:	Gilbert Yu/Iris Wong

(As Hotel Facility Lender)
INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

By:	/s/ Wilson Wan /s/ Kenneth Yung

Address:	33rd Floor, ICBC Tower
3 Garden Road, Central
Hong Kong

Tel:	(852) 3510-8682/ (852) 3510-8680

Fax:	(852) 2851-9361

Attention:	Amy Wong/Esther Cheng Loans Processing Department

(As Project Facility Lender and Revolving Credit Facility Lender)
BANCO COMERCIAL DE MACAU, S.A.

By:	/s/ Sam Tou /s/ Kenneth Chan

Address:	Avenida da Praia Grande
No. 572
Macau

Tel:	(853) 7910-861/ (853) 7910-273

Fax:	(853) 580-967

Attention:	Sam Tou/Ida Chau

(As Project Facility Lender)
BANK OF SCOTLAND

By:	/s/ Jocelyn Court /s/ Juhi Prasad

Address:	565 Fifth Avenue
New York, NY 10017
USA

Tel:	(212) 450-0875/ (212) 450-0876/ (212) 450-0880

Fax:	(212) 479-2807

Attention:	Shirley Vargas/Victoria McFadden/Elizabeth Taduran

(As Project Facility Lender)
BANCO ESPÍRITO SANTO DO ORIENTE, S.A.

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Av. Dr. Mário Soares
No. 323
Bank of China Building
28th Floor “A, E-F”
Macau

Tel:	(853) 7965-215/ (853) 7965-222/ (853) 7965-223

Fax:	(853) 785-228

Attention:	Sylvana Chan/Christine Lee

(As Project Facility Lender)
CREDIT INDUSTRIEL ET COMMERCIAL, SINGAPORE BRANCH

By:	/s/ Julia Tan /s/ Heng Seow Ee

Address:	63 Market Street #15-01
Singapore 048942

Tel:	(65) 6231-9720

Fax:	(65) 6536-7008

Attention:	Kiang Kin Ngoh Credit Administration

(As Project Facility Lender)
FAR EASTERN INTERNATIONAL BANK

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	26th Floor, No.207, Sec. 2
Tun Hwa S. Road, Taipei
Taiwan, R.O.C.

Tel:	(886) 2-2376-5776/ (886) 2-2376-5780

Fax:	(886) 2-2376-5654

Attention:	Chingh Siang Chen/Corrina Chen

(As Project Facility Lender) HANA BANK HONG KONG BRANCH

By:	/s/ Hyung-Joon Park

Address:	3314-16, 33rd Floor
Two International Finance Centre
8 Finance Street, Central
Hong Kong

Tel:	(852) 2522-3646/ (822) 3771-2348

Fax:	(852) 2526-2999

Attention:	Hyung-Joon Park/Yong-Jin Park

(As Project Facility Lender) NORDKAP BANK AG

By:	/s/ Jocelyn Court /s/ Juhi Prasad

Address:	Thurgauerstrasse 54
8050 Zurich
Switzerland

Tel:	(41) 44-306-49-18

Fax:	(41) 44-306-49-11

Attention:	Lai-Kuen Mak-Yau

Copy to:

Nordkap Bank AG

By:

Address:	Thurgauerstrasse 54
8050 Zurich
Switzerland

Tel:	(41) 44-306-49-26

Fax:	(41) 44-306-49-11

Attention:	Flavia Sennhauser

(As Hotel Facility Lender) THE BANK OF EAST ASIA, LIMITED

By:	/s/ William Chu /s/ Christine Wong

Address:	18th Floor
10 Des Voeux Road Central
Hong Kong

Tel:	(852) 3608-0963/ (852) 3608-0968

Fax:	(852) 3608-6133

Attention:	William Chu/Christine Wong Corporate Lending & Syndication Department Corporate Banking Division

(As Revolving Credit Facility Lender) BANCO DELTA ASIA S.A.R.L.

By:	/s/ David Lau /s/ Wong Kai Fun

Address:	Rua Do Campo
No. 39-41
Macau

Tel:	(853) 3958-200/ (853) 3958-505

Fax:	(853) 570-068/ (853) 3958-729

Attention:	Philip Ng/Alex Chou

Hedging Counterparties

BANC OF AMERICA SECURITIES ASIA LIMITED

By:	/s/ Kevin Salerno

Address:	42nd Floor, Two International Finance Centre
8 Finance Street
Central
Hong Kong

Tel:	(852) 2597-3910/ (852) 2847-5266

Fax:	(852) 2597-3914/ (852) 2847-5886

Attention:	Danny Chu/Brian Ho

Copy to:

Banc of America Securities Asia Limited

Address:	42nd Floor, Two International Finance Centre
8 Finance Street
Central
Hong Kong

Tel:	(852) 2847-6002

Fax:	(852) 2810-0821

Attention:	Russell McCormack

DEUTSCHE BANK AG

By:	/s/ Jocelyn Court /s/ Juhi Prasad

Address:	5 Temasek Boulevard
#12-08 Suntec Tower 5
Singapore 038985

Tel:	(65) 6423-8132

Fax:	(65) 6883-0847

Attention:	Legal Department

SOCIÉTÉ GÉNÉRALE

By:	/s/ David Gore /s/ Ashley Clark Wilkins

Address:	Tour Société Générale
92987 Paris La Defense Cedex
France

Tel:	(33) 1-4213-8363

Fax:	(33) 1-4213-7508/(33) 1-4213-3325/(33) 1-4213-7830

Attention:	Paris Head Office
(OPER/DFI/TAU)

The Second Ranking Finance Party

Executed as a deed by	)	/s/ Herculano Sousa

BANCO NACIONAL ULTRAMARINO, S.A.) Artur Santos

acting by Herculano Sousa and Artur Santos	)

in the presence of:	)

Name of Witness:	Henrique Saldanha

Occupation of Witness:	Solicitor

Address of Witness:	429 Avenida da Praia Grande
25th Floor
Macau

Address:	Avenida de Almeida Ribeiro
No. 22
Macau

Tel:	(853) 355-188/(853) 355-828/(853) 398-9134

Fax:	(853) 355-800/(853) 356-867

Attention:	Ronald Kan Cheok Kuan/Vitor Rosário/Violet Choi

The Third Ranking Finance Party and the Assignor

Executed as a deed by	) /s/ Matthew Maddox

WYNN GROUP ASIA, INC.	)

acting by Matt Maddox under the board resolution	)

of 1 August 2005 in the presence of:	)

Name of Witness:	Jay Schall

Occupation of Witness:	Attorney at Law

Address of Witness:	30th Floor, Tower Two
Lippo Centre
89 Queensway
Central
Hong Kong

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Tel:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Company

WYNN RESORTS (MACAU) S.A.

By:	/s/ Matthew Maddox

Address:	335-341 Alameda Dr. Carlos d’Assumpção
9th Floor
Hotline Center
Macau

Tel:	(853) 889-966

Fax:	(853) 329-966

Attention:	Matt Maddox

Copy to:

Wynn Resorts, Limited

Address:	3131 Las Vegas Boulevard South
Las Vegas, Nevada 89109
USA

Tel:	(1) 702-770-2111

Fax:	(1) 702-770-1520

Attention:	General Counsel

The Security Agent

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel	(852) 2166-5671/ (852) 2166-5667

Fax:	(852) 2804-6215

Attention:	Sunny Lui/ Kenneth Choi
Risk & Agency

The Intercreditor Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5671/ (852) 2166-5430

Fax:	(852) 2804-6215

Attention:	Sunny Lui/ Raymond Fung
Risk & Agency

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5414/ (852) 2166-5344

Fax:	(852) 2868-1874

Attention:	Kenny Chan/ Elaine Tsang
Commercial Back Office - Loans

The Hotel Facility Agent and Project Facility Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5671/ (852) 2166-5665

Fax:	(852) 2804-6215

Attention:	Sunny Lui/ Michael Poon
Risk & Agency

Copy to:

Société Générale Asia Limited

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5414/ (852) 2166-5344

Fax:	(852) 2868-1874

Attention:	Kenny Chan/ Elaine Tsang
Commercial Back Office - Loans

The Global Coordinating Lead Arrangers

BANC OF AMERICA SECURITIES ASIA LIMITED

By:	/s/ Kevin Salerno

Address:	42nd Floor, Two International Finance Centre
8 Finance Street
Central
Hong Kong

Tel:	(852) 2597-3910

Fax:	(852) 2597-3914

Attention:	Danny Chu

Copy to:

Banc of America Securities Asia Limited

Address:	42nd Floor, Two International Finance Centre
8 Finance Street
Central
Hong Kong

Tel:	(852) 2847-6002

Fax:	(852) 2810-0821

Attention:	Russell McCormack

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ Jocelyn Court /s/ Juhi Prasad

Address:	51st Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

Tel:	(852) 2203-8047/(852) 2203-7463

Fax:	(852) 2203-7215

Attention:	Chris Gammons/Melissa Lu

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

By:	/s/ David Gore /s/ Sun Peng Lui

Address:	Level 38, 3 Pacific Place
1 Queen’s Road East
Hong Kong

Tel:	(852) 2166-5610/(852) 2166-5615

Fax:	(852) 2804-6215

Attention:	David Gore/Kitty Leung

SCHEDULE

AMENDED DEED OF APPOINTMENT AND PRIORITY

DATED 14 SEPTEMBER 2004

CERTAIN FINANCIAL INSTITUTIONS

as Original First Ranking Lenders

CERTAIN FINANCIAL INSTITUTIONS

as Original Hedging Counterparties

BANCO NACIONAL ULTRAMARINO, S.A.

as Second Ranking Finance Party

WYNN GROUP ASIA, INC.

as Third Ranking Finance Party

WYNN RESORTS (MACAU) S.A.

as Company

SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH

as Security Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Intercreditor Agent

SOCIÉTÉ GÉNÉRALE ASIA LIMITED

as Hotel Facility Agent and Project Facility Agent

and

OTHERS

DEED OF APPOINTMENT AND PRIORITY

(As amended by the Deed of Appointment and

Priority Deed of Amendment dated 14 September 2005)

THIS DEED is dated 14 September 2004 and made between:

(1)	THE FINANCIAL INSTITUTIONS named in Schedule 5 as First Ranking Lenders (the “Original First Ranking Lenders”);

(2)	THE FINANCIAL INSTITUTIONS named in Schedule 5 as Hedging Counterparties (the “Original Hedging Counterparties”);

(3)	BANCO NACIONAL ULTRAMARINO, S.A. (the “Second Ranking Finance Party”);

(4)	WYNN GROUP ASIA, INC., a company organised under the laws of Nevada, as creditor of the Third Ranking Liabilities (the “Third Ranking Finance Party”) and as assignor under Schedule 2 (Assignment of Third Ranking Liabilities) (the “Assignor”);

(5)	WYNN RESORTS (MACAU) S.A. (the “Company”);

(6)	SOCIÉTÉ GÉNÉRALE, HONG KONG BRANCH as agent and security trustee for (unless otherwise provided herein) the Secured Parties (the “Security Agent”);

(7)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Intercreditor Agent (the “Intercreditor Agent”);

(8)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Hotel Facility Agent (the “Hotel Facility Agent”);

(9)	SOCIÉTÉ GÉNÉRALE ASIA LIMITED in its capacity as Project Facility Agent (the “Project Facility Agent”);

(10)	BANC OF AMERICA SECURITIES ASIA LIMITED, DEUTSCHE BANK AG, HONG KONG BRANCH and SOCIÉTÉ GÉNÉRALE ASIA LIMITED in their capacities as global coordinating lead arrangers of the Facilities (the “Global Coordinating Lead Arrangers” or “GCLAs”); and

(11)	BANCO NACIONAL ULTRAMARINO, S.A. in its capacity as agent for the Security Agent under the Power of Attorney (the “POA Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, terms defined in the Common Terms Agreement shall, unless otherwise defined in this Deed, bear the same meaning when used in this Deed and, in addition:

“Affiliate” means, in relation to any Person, a Subsidiary of that Person or a Holding Company of that Person or any other Subsidiary of that Holding Company.

“Assignor Accession Deed” means a deed in substantially the form set out in Schedule 3 (Form of Assignor Accession Deed).

“Charged Property” means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by Schedule 2 (Assignment of Third Ranking Liabilities) or by law.

“Common Terms Agreement” means the common terms agreement dated 14 September 2004 and made between, among others, the Company, the financial institutions defined therein as Hotel Facility Lenders, Project Facility Lenders and Revolving Credit Facility Lenders, the Hotel Facility Agent, the Project Facility Agent, the Intercreditor Agent and the Security Agent.

“Confirmation of Wong Share Pledge” means the Confirmation of Wong Share Pledge dated on or about the date of the Deed of Appointment and Priority Deed of Amendment between Mr Wong Chi Seng, the Security Agent and the Company.

“DAP Finance Documents” means this Deed, the Second Ranking Facility Agreement and the Third Ranking Funding Agreement.

“Deed of Appointment and Priority Deed of Amendment” means the deed so entitled between the parties hereto.

“Delegate” means any delegate, agent (including the POA Agent), attorney or co-trustee appointed by the Security Agent in accordance with the terms of the relevant Finance Documents.

“Enforcement Action” means:

(a)	the acceleration of any Liabilities or any declaration that any Liabilities are prematurely due and payable or payable on demand;

(b)	the taking of any steps to perfect, enforce or require the perfection or enforcement of any of the Transaction Security (including the crystallisation or consolidation of any floating charge forming part of the Transaction Security) or any other Security in respect of any Liabilities;

(c)	the making of any demand against any Grantor or any other Person in relation to any guarantee, indemnity or other assurance against loss in respect of any Liabilities or exercising any right to require any Grantor or any other Person to acquire any Liability (including exercising any put or call option against any Grantor or any other Person) for the redemption or purchase of any Liability;

(d)	the exercise of any right of set-off against any Grantor or any other Person in respect of any Liabilities;

(e)	the suing for, commencing or joining of any legal or arbitration proceedings against any Grantor or any other Person to recover or in respect of any Liabilities;

(f)	the entering into of any composition, assignment or arrangement in the context of insolvency with any Grantor; or

(g)	the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding up, bankruptcy, dissolution, administration or reorganisation of any Grantor or any suspension of payments or moratorium of any indebtedness of any Grantor, or any analogous procedure or step in any jurisdiction.

“Enforcement Notice” means a notice of enforcement delivered by the Security Agent to any Sponsor after receipt by the Security Agent:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities, of an instruction from the Intercreditor Agent stating that an Event of Default under the First Ranking Finance Documents has occurred (which instruction may only be given by the Intercreditor Agent pursuant to Clause 19.2 of the Common Terms Agreement) and, as at the date of such notice from the Intercreditor Agent, is continuing;

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities but prior to the payment and discharge in full of the Second Ranking Liabilities, of an instruction from the Second Ranking Finance Party stating that an Event of Default under the Second Ranking Finance Documents has occurred and, as at the date of such notice from the Second Ranking Finance Party, is continuing; or

(c)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, of an instruction from the Third Ranking Finance Party stating that an Event of Default under the Third Ranking Finance Documents has occurred and, as at the date of such notice from the Third Ranking Finance Party, is continuing.

“Event of Default” means:

(a)	in relation to or under the Common Terms Agreement, any event or circumstance specified as such in the Common Terms Agreement;

(b)	in relation to or under the Second Ranking Facility Agreement, any event or circumstance specified as such in the Second Ranking Facility Agreement or if no such event or circumstance is specified in the Second Ranking Facility Agreement, the failure by the Company to pay any amount within 5 days after such amount becomes due in accordance with the terms thereof; or

(c)	in relation to or under the Third Ranking Funding Agreement, any event or circumstance specified as such in the Third Ranking Funding Agreement,

and an “Event of Default” means any of them.

“Finance Document” means each of the First Ranking Finance Documents, the Second Ranking Finance Documents, the Third Ranking Finance Documents and any other document designated as such by the Security Agent and the Company.

“Finance Parties” means the Secured Parties other than the Security Agent.

“Finance Party Accession Undertaking” means an undertaking in substantially the form set out in Schedule 1 (Form of Finance Party Accession Undertaking).

“First and Second Ranking Secured Obligations” means the Secured Obligations other than the Third Ranking Liabilities.

“First Ranking Finance Documents” means the Senior Finance Documents as defined in the Common Terms Agreement.

“First Ranking Finance Parties” means the First Ranking Funding Parties, the Intercreditor Agent, the GCLAs, the Hotel Facility Agent and the Project Facility Agent.

“First Ranking Funding Parties” means the First Ranking Lenders and the Hedging Counterparties.

“First Ranking Lenders” means each Original First Ranking Lender and any Person which becomes a Party to this Deed as a First Ranking Lender in accordance with Clause 18 (Change of Party and Accession by Hedging Counterparties).

“First Ranking Liabilities” means the Liabilities owed by the Grantors to the First Ranking Finance Parties under the First Ranking Finance Documents.

“Funding Parties” means the First Ranking Lenders, the Hedging Counterparties, the Second Ranking Finance Party and the Third Ranking Finance Party.

“Grantors” means the Company, the Obligors, Mr. Wong Chi Seng and the Assignor.

“Hedging Counterparties” means each Original Hedging Counterparty and any Hedging Counterparty (as defined in the Common Terms Agreement) which becomes a Party in accordance with the terms of Clause 18.2 or Clause 18.4 (Hedging Counterparties).

“Hedging Liabilities” means the Liabilities owed by the Company to the Hedging Counterparties under the Hedging Agreements.

“Insolvency Event” means, in relation to any Grantor (other than Mr Wong Chi Seng):

(a)

such Grantor shall have commenced any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or such Grantor shall make a general assignment for the benefit of its creditors;

(b)	there shall be commenced against such Grantor any case, proceeding or other action of a nature referred to in sub-paragraph (a) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days;

(c)	there shall be commenced against such Grantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(d)	such Grantor consents to, approves of, or acquiesces in, any of the acts set forth in sub-paragraphs (a), (b) or (c) above; or

(e)	such Grantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

“Liabilities” means all present and future liabilities and obligations at any time of:

(a)	any Sponsor to any First Ranking Finance Party (including the Obligations as defined in the Common Terms Agreement), the Second Ranking Finance Party and/or the Third Ranking Finance Party, in each case under the Finance Documents; and/or

(b)	the Assignor to any First Ranking Finance Party and/or the Second Ranking Finance Party under this Deed,

both actual and contingent and whether incurred solely or jointly or in any other capacity under the Finance Documents together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(i)	any refinancing, novation, deferral or extension;

(ii)	any claim for damages or restitution; and

(iii)	any claim as a result of any recovery by any Grantor (other than Mr Wong Chi Seng) of a payment or discharge on the grounds of preference,

and any amounts which would be included in any of the above but for any discharge, non-provability or unenforceability of those amounts in any insolvency or other proceedings.

“Mandatory Permitted Lien” means:

(a)	any attachment or judgment Lien not constituting an Event of Default; or

(b)	any other Lien arising by mandatory operation of law,

provided that in each case such Lien is either discharged within 21 days of arising or one or more bonds are provided for such Lien on such terms and for such amount satisfactory to the Security Agent (acting reasonably).

“Party” means a party to this Deed.

“Performance Bond” means the bank guarantee issued or to be issued by the Second Ranking Finance Party under or pursuant to the Second Ranking Facility Agreement.

“Permitted Payment” means:

(a)	payment to the Second Ranking Finance Party permitted under Clause 5.2 (No Payment) and Clause 5.3 (Restricted Payments); and

(b)	payment to the Third Ranking Finance Party permitted under Clause 6.2 (No Payment), Clause 6.3 (Accrual of Interest) and Clause 6.4 (Restricted Payments).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Second Ranking Facility Agreement” means the Bank Guarantee Reimbursement Agreement dated 14 September 2004 between the Company and the Second Ranking Finance Party.

“Second Ranking Finance Documents” means the Second Ranking Facility Agreement.

“Second Ranking Liabilities” means the Liabilities owed by the Grantors to the Second Ranking Finance Party under the Second Ranking Finance Documents.

“Secured Obligations” means all the Liabilities (other than any of the Liabilities owed by Mr Wong Chi Seng) and all other present and future obligations at any time due, owing or incurred by any Grantor (other than Mr Wong Chi Seng) to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means the Security Agent, any Receiver or Delegate, and each of the First Ranking Finance Parties, the Second Ranking Finance Party and the Third Ranking Finance Party from time to time but, in the case of each First Ranking Finance Party, the Second Ranking Finance Party and the Third Ranking Finance Party, only if it is a party to this Deed or has delivered to the Security Agent a duly executed Finance Party Accession Undertaking accepted by the Security Agent in accordance with Clause 18.6 (Finance Party Accession Undertaking) and, in the case of a First Ranking Finance Party (other than the Intercreditor Agent), the Intercreditor Agent.

“Security” means:

(a)	a mortgage, charge, pledge, lien or other encumbrance securing any obligation of any Person;

(b)	any arrangement under which money or claims to, or the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any Person or;

(c)	any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect.

“Security Providers” means each Direct Insurer which is a party to an Assignment of Reinsurances and the Grantors.

“Sponsors” means the Grantors (other than the Assignor in its capacity as such).

“Third Ranking Funding Agreement” means the Subordinated Funding Agreement and the notes issued thereunder.

“Third Ranking Finance Documents” means the Third Ranking Funding Agreement.

“Third Ranking Liabilities” means any Liabilities owed by the Company to the Third Ranking Finance Party under the Third Ranking Finance Documents.

“Transaction Security” means the Security created or expressed to be created under or pursuant to any of the Security Documents (including, without limitation, the assignment created or expressed to be created under or pursuant to Schedule 2 (Assignment of Third Ranking Liabilities)).

“TRL Enforcement Notice” means a notice of enforcement delivered by the Security Agent to the Assignor after receipt by the Security Agent:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities, of an instruction from the Intercreditor Agent stating that an Event of Default has occurred under the First Ranking Finance Documents and (as at the date of such notice from the Intercreditor Agent) is continuing; or

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities but prior to the payment and discharge in full of the Second Ranking Liabilities, of an instruction from the Second Ranking Finance Party stating that an Event of Default has occurred under the Second Ranking Facility Agreement and (as at the date of such notice from the Second Ranking Finance Party) is continuing.

“TRL Secured Parties” means the Secured Parties (other than the Third Ranking Finance Party).

“Wong Event” has the meaning given in the Wong Share Pledge.

1.2	Construction

(a)	In this Deed, the rules of construction and interpretation contained in Clause 1.2 (Principles of Construction) and Clause 1.3 (Rules of Interpretation) of the

Common Terms Agreement shall be incorporated into this Deed and shall apply to the construction of this Deed and, unless a contrary indication appears a reference in this Deed to:

(i)	any Grantor, the Assignor, any Secured Party or any Party shall be construed so as to include its successors in title, permitted assignees and permitted transferees and, in the case of the Security Agent, any Person for the time being appointed as agent and security trustee or security trustees in accordance with this Deed and, in the case of the POA Agent, any Person for the time being appointed as agent for the Security Agent under the Power of Attorney in accordance with this Deed;

(ii)	“assets” includes present and future properties, revenues and rights of every description; and

(iii)	a Second Ranking Finance Document or a Third Ranking Finance Document shall be construed as that Second Ranking Finance Document or, as the case may be, that Third Ranking Finance Document amended or novated (however fundamentally) as permitted by this Deed.

1.3	Third party rights

(a)	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-Recourse Liability) but only for the benefit of the Operatives subject always to the terms of Clause 26 (Governing Law) and Clause 27 (Enforcement).

(b)	Except as provided in sub-paragraph (a) above, a Person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

(c)	The consent of any Person who is not a party to this Deed is not required to rescind or vary this Deed.

1.4	Non-Recourse Liability

Notwithstanding any provision in the Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Finance Document to which such Operative is party. The sole recourse of the Secured Parties for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Finance Document and is expressed to be liable for such obligation thereunder. In the case of Mr Wong Chi Seng, his liability shall be limited to his shares in the Company.

2.	PARALLEL DEBT (COVENANT TO PAY THE SECURITY AGENT)

2.1

Notwithstanding any other provision of this Deed, the Company hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Company to each of the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Company, to preserve its entitlement to be paid that amount.

2.2	The Security Agent shall have its own independent right to demand payment of the amounts payable by the Company under Clause 2.1, irrespective of any discharge of the Company’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Company, to preserve their entitlement to be paid those amounts.

2.3	Any amount due and payable by the Company to the Security Agent under this Clause 2 (Parallel Debt (Covenant to Pay the Security Agent)) shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents.

3.	RANKING AND PRIORITY

Each of the Parties agrees that the Liabilities owed by, and the Transaction Security granted by, the Grantors to the Secured Parties rank in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(a)	first, the First Ranking Liabilities;

(b)	second, the Second Ranking Liabilities; and

(c)	third, the Third Ranking Liabilities.

4.	FIRST RANKING FINANCE PARTIES: RIGHTS AND OBLIGATIONS

4.1	Payment

The Grantors may pay, repay, redeem or acquire the First Ranking Liabilities at any time in accordance with the terms of the First Ranking Finance Documents.

4.2	Security

The First Ranking Finance Parties may take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the First Ranking Liabilities in addition to the Transaction Security.

4.3	Increase of principal

The First Ranking Finance Parties may from time to time (if permitted under the terms of the First Ranking Finance Documents), without the consent of the Second Ranking Finance Party or the Third Ranking Finance Party, increase the principal amount available under the First Ranking Finance Documents up to USD1,200,000,000 (or, if the Company incurs Financial Indebtedness permitted under paragraph 2(f) of Schedule 5 Part B of the Common Terms Agreement, USD1,200,000,000 plus an amount being 150% of the aggregate amount of such Financial Indebtedness incurred by the Company) shall be treated as being part of the First Ranking Liabilities.

4.4	Amendments

The First Ranking Finance Parties may (in addition to any increase in principal permitted by this Deed) amend the First Ranking Finance Documents (other than this Deed) at any time, provided such amendments are made in accordance with the terms thereof.

5.	SECOND RANKING FINANCE PARTY: RIGHTS AND OBLIGATIONS

5.1	Subordination

Each of the Company, the Assignor and the Second Ranking Finance Party agrees that, prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities, the Second Ranking Liabilities and the claims of the Second Ranking Finance Party (whether in respect of principal, interest or otherwise) in respect of the Second Ranking Liabilities shall be subordinated to the First Ranking Liabilities and postponed to the claims of the First Ranking Finance Parties in respect of the First Ranking Liabilities in accordance with the terms hereof. For the avoidance of doubt, this Clause is without prejudice to Clause 15 (Application of Proceeds).

5.2	No Payment

Except as permitted under Clause 11 (Effect of Insolvency Event) and Clause 5.3 (Restricted Payments), each of the Company, the Assignor and the Second Ranking Finance Party hereby undertakes and agrees that, unless and until the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities:

(a)	no Second Ranking Liabilities (nor any part thereof) shall be payable or repayable, paid or repaid; and

(b)	none of the Second Ranking Finance Party and the Grantors shall at any time have or claim any right of set-off, deduction or counterclaim in respect of the Second Ranking Liabilities or any part thereof, and each of the Second Ranking Finance Party, the Company and the Assignor agrees that none of them shall exercise any such right which it may otherwise have and hereby waives all such rights, except that:

(i)	at all times the Company may pay annual fees in accordance with section 2.4 and section 2.5 of the Second Ranking Facility Agreement and, if the Performance Bond is drawn, interest in accordance with section 3.4 of the Second Ranking Facility Agreement; and

(ii)	if:

(A)	the Company fails to pay any sum due under the Concession Contract which failure is of a technical or administrative nature;

(B)	the Performance Bond is drawn by the Macau SAR in respect of such failure in an amount not more than the sum referred to in paragraph (A) above; and

(C)	the Company has delivered evidence satisfactory to the Intercreditor Agent that it had sufficient funds available to make the payment referred to in paragraph (A) above,

the Company may indemnify the Second Ranking Finance Party against the amount so drawn by the Macau SAR under the Performance Bond provided that the Second Ranking Finance Party reinstates the Performance Bond to the amount of bank guarantee required under article 61(3) of the Concession Contract and there is no continuing default under the Concession Contract in respect of such failure to pay.

5.3	Restricted Payments

The Company may pay Second Ranking Liabilities out of moneys which could be used to make Restricted Payments in accordance with paragraph 6 of Part B (Negative Covenants) of Schedule 5 (Covenants) of the Common Terms Agreement at the time such Restricted Payments can be made.

5.4	Security

The Second Ranking Finance Party may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Second Ranking Liabilities in addition to the Transaction Security and the Lien referred to in paragraph 3(n) of Schedule 5 Part B of the Common Terms Agreement.

5.5	Amendments

The Second Ranking Finance Party may amend the Second Ranking Finance Documents in accordance with their terms at any time unless that amendment is, in relation to the provisions of the Second Ranking Finance Documents as at the date of this Deed, a change:

(a)	in the principal amount of the facility available under the Second Ranking Facility Agreement or the face value of the bank guarantee issued or to be issued pursuant to the Second Ranking Facility Agreement;

(b)	in the currency of repayment, reimbursement or prepayment of that facility;

(c)	the effect of which is to accelerate all or any of the dates of repayment, reimbursement or prepayment of that facility;

(d)	in the basis on which interest, fees or commission accrue, are calculated or are payable;

(e)	the effect of which is to make any Grantor liable to make additional or increased payments; or

(f)	to the representations, undertakings, financial covenants or events of default unless such representations, undertakings, financial covenants or, as the case may be, events of default after such change are no more restrictive or onerous to any Grantor than the terms under the First Ranking Finance Documents in which case the prior written consent of the Intercreditor Agent is required.

5.6	Provision of Documents

The Second Ranking Finance Party shall, promptly upon any amendment of any of the Second Ranking Finance Documents, deliver a copy of such amendment to the Security Agent.

6.	THIRD RANKING FINANCE PARTY: RIGHTS AND OBLIGATIONS

6.1	Subordination

Each of the Company and the Third Ranking Finance Party agrees that, prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Liabilities and the claims of the Third Ranking Finance Party (whether in respect of principal, interest or otherwise) in respect of the Third Ranking Liabilities shall be subordinated to the First Ranking Liabilities and the Second Ranking Liabilities and postponed to the claims of the First Ranking Finance Parties in respect of the First Ranking Liabilities and the Second Ranking Finance Party in respect of the Second Ranking Liabilities in accordance with the terms hereof.

6.2	No Payment

Except as permitted under Clause 11 (Effect of Insolvency Event), Clause 6.3 (Accrual of Interest) and Clause 6.4 (Restricted Payments), each of the Company and the Third Ranking Finance Party hereby undertakes and agrees that, unless and until the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities:

(a)	no Third Ranking Liabilities (nor any part thereof) shall be payable or repayable, paid or repaid; and

(b)	none of the Third Ranking Finance Party and the Sponsors shall at any time have or claim any right of set-off, deduction or counterclaim in respect of the Third Ranking Liabilities or any part thereof, and each of the Third Ranking Finance Party and the Sponsors agrees that none of them shall exercise any such right which it may otherwise have and hereby waives all such rights, except that, the Company may pay:

(i)	at any time prior to the Expansion Opening Date, interest (but not any other payment) then due in accordance with the terms of the Third Ranking Funding Agreement (in this Clause “Interest”) on an Interest Payment Date for an Advance under any Term Loan Facility provided that:

(1)

the aggregate amount of such Interest paid prior to the Expansion Opening Date may not exceed US$14,000,000 (or, if the principal amount of the Subordinated Funding is increased to the extent permitted under paragraph 15.2.1(c)(i)(1) of Schedule 5 Part B of the Common Terms Agreement, US$14,000,000 plus any Interest paid on any increase in the principal amount of the

Subordinated Funding as permitted under paragraph 15.2.1(c)(i)(1) of Schedule 5 Part B of the Common Terms Agreement, provided that the amount of such Interest shall not exceed the amount estimated to accrue or be payable in accordance with paragraph 15.2.1(c)(i)(1) at the time of such increase);

(2)	the proceeds of Contingent Equity, the Contingent Debt Facility, Contingent Subordinated Funding and the Revolving Credit Facility and the proceeds, damages and funds referred to in paragraphs (d), (e), (f) and (h) of the definition of “Available Funding” may not be applied towards payment of any such Interest;

(3)	the Company has delivered evidence reasonably satisfactory to the Intercreditor Agent that the Available Funding (excluding, in the case where such payment is made prior to the Initial Advance, any amount of Net Operating Cashflow in excess of the Base Original Project Cashflow Amount, Contingent Equity, any Available Commitments under the Contingent Debt Facilities and Contingent Subordinated Funding) immediately after such payment will be sufficient to meet all Remaining Project Costs;

(4)	there is no Event of Default under paragraphs (a), (e) and/or (f) of Schedule 10 (Events of Default) to the Common Terms Agreement which is continuing; and

(5)	there is no acceleration of any or all of the First Ranking Liabilities or any other Enforcement Action (other than the enforcement of security under the Wong Share Pledge as a result of the occurrence or continuance of an event that amounts only to a Wong Event) being taken under any or all of the First Ranking Finance Documents; or

(ii)	at any time on or after the Expansion Opening Date, Interest in accordance with the terms of the Third Ranking Funding Agreement on an Interest Payment Date for an Advance under any Term Loan Facility provided that:

(1)	such payment is made after payment in full of:

(x)	all scheduled interest and principal which are due and payable under the First Ranking Finance Documents; and

(y)	all amounts permitted to be paid under Clause 5.2 (No Payment) and which are due and payable under the Second Ranking Facility Agreement on or prior to such Interest Payment Date;

(2)	there is no Event of Default under paragraphs (a), (e) and/or (f) of Schedule 10 (Events of Default) to the Common Terms Agreement which is continuing; and

(3)	there is no acceleration of any or all of the First Ranking Liabilities or any other Enforcement Action (other than the enforcement of security under the Wong Share Pledge as a result of the occurrence or continuance of an event that amounts only to a Wong Event) being taken under any or all of the First Ranking Finance Documents.

(iii)	notwithstanding any provision in the Senior Finance Documents to the contrary:

(1)	upon receipt of such payments of interest in accordance with the foregoing, the Third Ranking Finance Party shall be entitled to use, apply, dividend or otherwise distribute such funds in its discretion (subject to compliance with applicable Legal Requirements); and

(2)	upon receipt of any such funds in accordance with the foregoing by any Wynn Obligor (if applicable) from the Third Ranking Finance Party, such Wynn Obligor shall be entitled to use, apply, dividend or otherwise distribute such funds in its discretion (subject to compliance with applicable Legal Requirements).

6.3	Accrual of Interest

To the extent that interest (but not any other payment) accrued under the terms of the Third Ranking Funding Agreement is not permitted to be paid under Clause 6.2 (No Payment), such interest may be paid on any succeeding Interest Payment Date for an Advance under any Term Loan Facility (together with interest accrued thereon at the same rate as the rate of interest applicable to the principal amount of the Third Ranking Funding Agreement) to the extent that such interest is permitted to be paid under Clause 6.2 (No Payment) subject to the Reserve Accounts being fully funded and any prepayment of Advances under the Term Loan Facilities in respect of Excess Cash Flow pursuant to paragraph 4 of Schedule 9 (Mandatory Prepayment) being made.

6.4	Restricted Payments

The Company may pay Third Ranking Liabilities out of moneys which could be used to make Restricted Payments in accordance with paragraph 6 of Part B (Negative Covenants) of Schedule 5 (Covenants) of the Common Terms Agreement at the same time as such Restricted Payments can be made.

6.5	Security

The Third Ranking Finance Party may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Third Ranking Liabilities in addition to the Transaction Security.

6.6	Amendments

The Third Ranking Finance Party may amend the Third Ranking Finance Documents in accordance with their terms at any time unless that amendment is, in relation to the provisions of the Third Ranking Finance Documents as at the date of this Deed, a change:

(a)	in the principal amount of the facility available under the Third Ranking Funding Agreement provided that this restriction shall not apply to any increase in the principal amount of such facility to the extent permitted by paragraph 15.2.1(c)(i)(1) of Part B of Schedule 5 (Covenants) of the Common Terms Agreement;

(b)	in the currency of repayment, reimbursement or prepayment of that facility;

(c)	the effect of which is to accelerate all or any of the dates of repayment, reimbursement or prepayment of that facility;

(d)	in the basis on which interest, fees or commission accrue, are calculated or are payable;

(e)	the effect of which is to make any Sponsor liable to make additional or increased payments; or

(f)	to the representations, undertakings, financial covenants or events of default unless such representations, undertakings, financial covenants or, as the case may be, events of default after such change are no more restrictive or onerous to any Sponsor than the terms under the First Ranking Finance Documents in which case the prior written consent of the Intercreditor Agent is required.

6.7	Provision of Documents

The Third Ranking Finance Party shall, promptly upon any amendment of any of the Third Ranking Finance Documents, deliver a copy of such amendment to the Security Agent.

7.	ASSIGNMENT OF THIRD RANKING LIABILITIES

The Assignor agrees to the provisions set out in Schedule 2 (Assignment of Third Ranking Liabilities).

8.	REPRESENTATIONS

8.1	Representations of Second Ranking Finance Party and Third Ranking Finance Party

Each of the Second Ranking Finance Party, the Third Ranking Finance Party and the Assignor hereby makes the following representations and warranties (in relation to itself) and acknowledges that the Secured Parties (other than the Second Ranking Finance Party and the Third Ranking Finance Party) have entered into the Finance Documents to which they are a party in reliance upon those representations and warranties.

(a)	It is duly organised, incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	The obligations expressed to be assumed by it in the DAP Finance Documents to which it is a party are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof, subject only to bankruptcy, insolvency, liquidation or other similar laws of general application and principles of equity.

(c)	Its execution and delivery of the DAP Finance Documents to which it is a party and the performance of its obligations hereunder do not and will not:

(i)	result in a breach of its constitutive documents or any material Legal Requirement then applicable to or binding on it; or

(ii)	result in any material breach or constitute any default under any security or agreement or instrument to which it is a party or by which it or any of its Properties may be bound.

(d)	It has the power to execute, deliver and perform under the DAP Finance Documents to which it is a party and all corporate and other action required to authorise its execution and delivery of the DAP Finance Documents to which it is a party and the performance of its obligations thereunder has been duly taken.

(e)	It has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge or belief) threatened against it for its winding-up, dissolution or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrative receiver, custodian, trustee or similar officer of it or of any or all of its assets or revenues.

(f)	Save as pursuant to or permitted under this Deed, it is the sole and absolute legal and beneficial owner of all of, in the case of the Second Ranking Finance Party, the Second Ranking Liabilities or, in the case of the Third Ranking Finance Party and the Assignor, the Third Ranking Liabilities, in each case free from any Security (except for any Lien referred to in paragraph 3(a), 3(f) or 3(q) of Schedule 5 Part B of the Common Terms Agreement and any Mandatory Permitted Lien).

(g)	Save, in the case of the Assignor, for the filing referred to in paragraph 2(a) of Schedule 2 (Assignment of Third Ranking Liabilities), which filing will be carried out by the CP Satisfaction Date, all acts, conditions and things required to be done, fulfilled and performed in order (i) to enable it lawfully to enter into, and perform and comply with the obligations expressed to be assumed by it in the DAP Finance Documents to which it is a party, (ii) to ensure that the obligations expressed to be assumed by it in the DAP Finance Documents to which it is a party are legal, valid, binding and enforceable and (iii) to make the DAP Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation and England, have been done, fulfilled and performed.

(h)	Save, in the case of the Assignor, for the filing referred to in paragraph 2(a) of Schedule 2 (Assignment of Third Ranking Liabilities), which filing will be carried out by the CP Satisfaction Date, under the laws of its jurisdiction of incorporation and England in force at the date hereof, it is not necessary that any of the DAP Finance Documents to which it is a party be filed, recorded or enrolled with any court or other authority in such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to any of the DAP Finance Documents to which it is a party.

(i)	Save as pursuant to or permitted under this Deed, it has not sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, the benefit of all or any of its rights, title and interest in any or all of, in the case of the Second Ranking Finance Party, the Second Ranking Liabilities or, in the case of the Third Ranking Finance Party, the Third Ranking Liabilities.

(j)	It has disclosed all agreements and all the terms and conditions of, in the case of the Second Ranking Finance Party, the Second Ranking Liabilities or, in the case of the Third Ranking Finance Party, the Third Ranking Liabilities as at the date hereof and has delivered to the Security Agent copies of all such agreements.

The representations and warranties contained in Clause 8.1(a) to Clause 8.1 (j) (other than Clauses 8.1(g)(iii), 8.1(h) and 8.1(j)) shall be deemed to be repeated by each of the Second Ranking Finance Party, the Third Ranking Finance Party and the Assignor on the CP Satisfaction Date and each Advance Date by reference to the facts and circumstances then existing on the CP Satisfaction Date or, as the case may be, such Advance Date.

8.2	Further Representation of Assignor

(a)	The Assignor hereby represents and warrants that this Deed:

(i)	constitutes an effective security over the Assignor’s right, title and benefit in and to the Third Ranking Liabilities; and

(ii)	enjoys the priority which it is expressed to have.

(b)	The Assignor acknowledges that the Secured Parties have entered into the Finance Documents to which they are a party in reliance upon the representation and warranty in Clause 8.2(a) above.

9.	DISPOSAL, INSURANCE PROCEEDS, SECURITIES ACCOUNT AND ACCOUNTS

9.1	Proceeds of disposals and claims before enforcement

The proceeds of any sale, lease, transfer or other disposal of any assets or of any claim which are (a) the subject of the Transaction Security and (b) received before the delivery of an Enforcement Notice in respect of the security of which such assets or claim is/are the subject shall (to the extent required by the relevant Finance Documents) be applied:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the

payment and discharge in full of the First Ranking Liabilities, in accordance with the terms of the Common Terms Agreement;

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities but prior to the payment and discharge in full of the Second Ranking Liabilities, in accordance with the terms of the Second Ranking Finance Documents; and

(c)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, in accordance with the terms of the Third Ranking Finance Documents.

9.2	Proceeds of insurances before enforcement

The proceeds of any claim under any insurance policy which are (a) the subject of the Transaction Security and (b) received before the delivery of an Enforcement Notice by the Security Agent in respect of the security of which such insurance policy is the subject shall (to the extent required by the relevant Finance Documents) be applied:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities, in accordance with the terms of the Common Terms Agreement;

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities but prior to the payment and discharge in full of the Second Ranking Liabilities, in accordance with the terms of the Second Ranking Finance Documents; and

(c)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, in accordance with the terms of the Third Ranking Finance Documents, and the Company and each Secured Party waives any rights it may have of requiring that any insurance proceeds be applied otherwise.

9.3	Proceeds in Securities Account

All moneys received or recovered by the Security Agent pursuant to the Securities Account Control Agreement or representing the Contingent Equity or Contingent Subordinated Funding shall be applied towards the purposes set out in Clause 3.1 (Contingent Equity Commitment) and Clause 5.1 (Contingent Subordinated Funding Commitment) of the Wynn Resorts Support Agreement or the requirements set out in Clause 6.1 (Enforcement Notice) of the Wynn Resorts Support Agreement and in accordance with the instructions of the Intercreditor Agent.

9.4	Accounts

At any time following the issuance of an Enforcement Notice, any moneys standing to the credit of the Accounts may be applied in accordance with paragraph 11.3.2 of Schedule 6 to the Common Terms Agreement.

10.	ENTITLEMENT TO ENFORCE

10.1	First Ranking Finance Parties

The First Ranking Finance Parties may take any action (including, without limitation, Enforcement Action) at any time if entitled to do so under the terms of the First Ranking Finance Documents to which they are a party.

10.2	General Restriction

Except as permitted by Clauses 10.3 (Second Ranking Finance Party: Permitted Enforcement) to 10.5 (No restriction on Permitted Payments) and Clause 11 (Effect of Insolvency Event), none of the Second Ranking Finance Party and the Third Ranking Finance Party may take any Enforcement Action at any time.

10.3	Second Ranking Finance Party: Permitted Enforcement

Subject to Clause 11 (Effect of Insolvency Event), the Second Ranking Finance Party shall not be entitled to take any Enforcement Action until the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities but shall be entitled at any time thereafter to take any action (including, without limitation, Enforcement Action) if entitled to do so under the terms of the Second Ranking Finance Documents or if an Event of Default under the Second Ranking Facility Agreement has occurred.

10.4	Third Ranking Finance Party: Permitted Enforcement

Subject to Clause 11 (Effect of Insolvency Event) the Third Ranking Finance Party shall not be entitled to take any Enforcement Action (other than any action referred to in paragraph (g) of the definition of “Enforcement Action” with respect to itself) until the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities but shall be entitled at any time thereafter to take any action (including, without limitation, Enforcement Action) if entitled to do so under the terms of the Third Ranking Finance Documents.

10.5	No restriction on Permitted Payments

No restriction on the taking of Enforcement Action included in this Clause 10 (Entitlement to Enforce) shall restrict the taking or making of any Permitted Payment.

11.	EFFECT OF INSOLVENCY EVENT

11.1	Acceleration and claim

After (1) the occurrence of an Insolvency Event in relation to any Grantor (other than Mr Wong Chi Seng) and (2) the delivery of an Enforcement Notice upon or after the occurrence of such Insolvency Event, each of the Second Ranking Finance Party and the Third Ranking Finance Party shall be entitled to exercise any right it may have in respect of that Grantor (other than Mr Wong Chi Seng) to:

(a)	accelerate any of such Grantor’s Liabilities or declare them prematurely due and payable or payable on demand;

(b)	make a demand under any guarantee, indemnity or other assurance against loss in respect of any Liabilities of that Grantor;

(c)	exercise any right of set off or take or receive any payment in respect of any Liabilities of that Grantor; or

(d)	claim and prove in the liquidation of that Grantor for the Liabilities owing to it.

11.2	Payment of distributions

After the occurrence of an Insolvency Event in relation to any Grantor (other than Mr Wong Chi Seng), the Person responsible for the distribution of the assets of that Grantor shall be directed to pay any distributions in respect of any of the Liabilities to the Security Agent until the Secured Obligations have been paid in full.

11.3	Set-Off

To the extent that any of the Liabilities is discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event, any Second Ranking Finance Party or Third Ranking Finance Party which benefited from that set-off shall pay an amount equal to the amount of its Liabilities discharged by that set-off to the Security Agent for application in accordance with Clause 15 (Application of Proceeds).

11.4	Filing of claims

After (1) the occurrence of an Insolvency Event in relation to any Grantor (other than Mr Wong Chi Seng) and (2) the delivery of an Enforcement Notice upon or after the occurrence of such Insolvency Event, the Third Ranking Finance Party irrevocably authorises the Security Agent to:

(a)	take any Enforcement Action (in accordance with the terms of this Deed);

(b)	demand, sue, prove and give receipt for any or all of the Third Ranking Liabilities;

(c)	collect and receive all distributions on, or on account of, any or all of the Liabilities; and

(d)	file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover the Liabilities.

11.5	Funding Parties’ Actions

The Funding Parties will do all things that the Security Agent reasonably requests in order to give effect to this Clause 11 and, if the Security Agent is not entitled to take any of the actions contemplated by this Clause 11 or if the Security Agent requests any Funding Party to take that action, that Funding Party will undertake those actions itself in accordance with the reasonable instructions of the Security Agent.

12.	TURNOVER OF RECEIPTS

12.1	Turnover by the Second Ranking Finance Party and Third Ranking Finance Party

If at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the discharge in full of the First Ranking Liabilities, any Second Ranking Finance Party or Third Ranking Finance Party receives or recovers:

(a)	any payment or distribution of, or on account of or in relation to, any of the Liabilities which is not permitted by Clause 5 (Second Ranking Finance Party: Rights and Obligations), Clause 6 (Third Ranking Finance Party: Rights and Obligations), Clause 9 (Disposal, Insurance Proceeds) or Clause 15 (Application of Proceeds);

(b)	any amount by way of set-off in respect of any of the Liabilities owed to them other than a payment permitted by (i) prior to the issuance of an Enforcement Notice, Clause 5 (Second Ranking Finance Party: Rights and Obligations), (ii) Clause 6 (Third Ranking Finance Party: Rights and Obligations) or (iii) Clause 9 (Disposal, Insurance Proceeds);

(c)	the proceeds of any enforcement of any Transaction Security except in accordance with Clause 15 (Application of Proceeds); or

(d)	any payment or distribution in cash or in kind made as a result of the occurrence of an Insolvency Event in respect of any Grantor,

the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party will hold that amount on trust for the Security Agent and promptly pay that amount to the Security Agent or, if this trust cannot be given effect to, the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party will pay an amount equal to that receipt or recovery to the Security Agent, to be held on trust by the Security Agent for application in accordance with the terms of this Deed.

12.2	Permitted assurance and receipts

Nothing in this Deed shall restrict the ability of any First Ranking Finance Party to:

(a)	arrange with any Person any assurance against loss in respect of, or reduction of its credit exposure to, any Security Provider (including assurance by way of credit based derivative or sub-participation); or

(b)	to receive or recover any sum in respect of its Liabilities as a result of any assignment or transfer permitted by Clause 18 (Change of Party and Accession by Hedging Counterparties),

and that First Ranking Finance Party not be obliged to account to any other Party for any sum received by it as a result of that action.

12.3	Sums received by Company

If the Company receives or recovers any sum which, under the terms of any of the Finance Documents, should have been paid to the Security Agent, the Company shall hold that amount on trust for the Security Agent and promptly pay that amount to the

Security Agent or, if this trust cannot be given effect to, the Company will promptly pay an amount equal to that receipt or recovery to the Security Agent for application in accordance with the terms of this Deed.

13.	SHARING

13.1	Recovering Party’s rights

(a)	Any amount paid by the Second Ranking Finance Party or the Third Ranking Finance Party (a “Recovering Party”) to the Security Agent under Clause 11 (Effect of Insolvency Event) or Clause 12 (Turnover of Receipts) shall be treated as having been paid by the relevant Grantor and distributed in accordance with the terms of this Deed.

(b)	On a distribution of that amount by the Security Agent, the Recovering Party will be subrogated to the rights of the Secured Parties which have shared in the redistribution.

(c)	If and to the extent that the Recovering Party is unable to rely on its rights under paragraph (b) of this Clause 13.1 the Company shall be liable to the Recovering Party for a debt equal to the amount received or recovered by the Recovering Party and paid to the Security Agent (the “Shared Amount”) which is immediately due and payable.

13.2	Reversal of redistribution

If any part of the Shared Amount received or recovered by a Recovering Party becomes repayable to a Grantor and is repaid by that Recovering Party to that Grantor then:

(a)	each Secured Party which has received a share of the relevant Shared Amount shall, upon request of the Security Agent, pay to the Security Agent for account of that Recovering Party an amount equal to the appropriate part of its share of the Shared Amount (together with an amount as is necessary to reimburse that Recovering Party for its proportion of any interest on the Shared Amount which that Recovering Party is required to pay); and

(b)	that Recovering Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Company will be liable to each reimbursing Secured Party for the amount so reimbursed.

13.3	Deferral of subrogation

None of the Second Ranking Finance Party, the Third Ranking Finance Party, the Company and the Assignor will exercise any rights which it may have by reason of the performance by it of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Finance Documents of any Secured Party which ranks ahead of it in accordance with the priorities set out in Clause 3 (Ranking and Priority) until such time as all of the Liabilities of each Secured Party which ranks ahead of it in accordance with the priorities set out in Clause 3 (Ranking and Priority) (or, in the case of any Sponsor, of each Secured Party) have been irrevocably paid in full.

14.	ENFORCEMENT OF SECURITY

14.1	Directions

Subject to Clause 14.2 (Wong Event) and Clause 14.3 (Assignment of Reinsurances), the Security Agent may enforce the Transaction Security (other than the security created under the Assignment of Reinsurances) but only at the instruction of the Intercreditor Agent (acting on the instruction of the Required Lenders given in accordance with the terms of the Common Terms Agreement), the Second Ranking Finance Party or (other than the assignment created under or pursuant to Schedule 2 (Assignment of Third Ranking Liabilities)) the Third Ranking Finance Party which is entitled to instruct enforcement as a result of Clause 10 (Entitlement to Enforce) provided that the notice setting out such instruction states that an Event of Default under the Common Terms Agreement (in the case of the Intercreditor Agent), the Second Ranking Facility Agreement (in the case of the Second Ranking Finance Party) or the Third Ranking Funding Agreement (in the case of the Third Ranking Finance Party) has occurred and (as at the date of such notice) is continuing. The Security Agent shall, promptly after receipt of such instruction to enforce any Transaction Security, deliver an Enforcement Notice and/or, as the case may be, the TRL Enforcement Notice to the relevant Sponsor(s) and/or, as the case may be, the Assignor. At all times after an instruction to commence enforcement has been issued and subject to the terms of this Deed, the Security Agent will act on the directions of:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent (acting in accordance with the First Ranking Finance Documents);

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(c)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

who shall be entitled to give directions and do any other things in relation to the enforcement of the Transaction Security (including in connection with but not limited to, the disposal, collection or realisation of assets subject to the Transaction Security) that it considers appropriate including (without limitation) determining the timing and manner of enforcement against any particular Person or asset.

14.2	Wong Event

The Security Agent may enforce the security created under the Wong Share Pledge (or confirmed and agreed under the Confirmation of Wong Share Pledge) on the ground of a

Wong Event if permitted under Clause 5.1 of the Wong Share Pledge. Notwithstanding anything contained herein to the contrary:

(a)	the occurrence or continuance of an event that amounts only to a Wong Event; or

(b)	any non-payment of any Liabilities by Mr Wong Chi Seng

does not trigger any right by the Security Agent to enforce any security under any of the Security Documents (other than the Wong Share Pledge and the confirmation and agreement in respect thereof under the Confirmation of Wong Share Pledge).

14.3	Assignment of Reinsurances

The Security Agent may enforce the security created under an Assignment of Reinsurances if entitled to do so under Clause 2.2 of such Assignment of Reinsurances after receiving an instruction to so enforce from:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent;

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(c)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

which instruction shall state that an Insolvency Event (as defined in such Assignment of Reinsurances) has occurred.

14.4	Company’s and Assignor’s waiver

To the extent permitted under applicable law and subject to Clause 15 (Application of Proceeds), each of the Company and the Assignor waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any Person, or by virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

14.5	Duties owed

Each of the Secured Parties, the Company and the Assignor acknowledges, in the event that the Security Agent is instructed to enforce the security conferred by the Security Documents, that prior to:

(a)	the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the discharge in full of the First Ranking Liabilities, the duties of the Security Agent and of any Receiver or Delegate owed to the Secured Parties ranking below the First Ranking Finance Parties in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security shall be no different to the duty to the Grantors that would be owed by the Security Agent, Receiver or Delegate under general law; and

(b)	the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, the duties of the Security Agent and of any Receiver or Delegate owed to the Third Ranking Finance Party in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security shall be no different to the duty to the Grantors that would be owed by the Security Agent, Receiver or Delegate under general law.

14.6	Disposals by Security Agent

If any assets are sold or otherwise disposed of by (or on behalf of) the Security Agent, or by a Security Provider at the request of the Security Agent either as a result of the enforcement of any of the Transaction Security or if that disposal is permitted under the Security Documents:

(a)	the Security Agent shall be authorised (at the cost of the Company) to release and/or reassign those assets from the Transaction Security and is authorised to execute, on behalf of and without the need for any further authority from, any of the Secured Parties, any release and reassignment of the Transaction Security or any other claim over those assets and to issue any certificates of non-crystallisation or non-consolidation of any floating charge that may, in the absolute discretion of the Security Agent, be considered necessary or desirable; and

(b)	the Secured Parties, the Company and the Assignor shall execute any releases or other documents that the Security Agent may consider to be necessary to give effect to those releases and reassignments provided that the proceeds of that disposal are applied in accordance with this Deed.

14.7	Power of Attorney

The POA Agent may not exercise any right under the Power of Attorney until after the delivery of an Enforcement Notice to the Company (and only if instructed by the Security Agent to do so).

14.8	Livranças

The Security Agent may not present any of the Livranças for payment until after the delivery of an Enforcement Notice to the Company. Notwithstanding the terms of the Livrança Covering Letter, the aggregate amount to be inserted by the Security Agent into the Livranças may not exceed the aggregate amount of the Secured Obligations as at the date of such insertion by the Security Agent.

15.	APPLICATION OF PROCEEDS

15.1	Order of application

All amounts from time to time received or recovered by the Security Agent under Clause 2 (Parallel Debt (Covenant to Pay the Security Agent)) and Clause 12 (Turnover of Receipts) and/or pursuant to any of the Livranças, the Power of Attorney and/or the Wynn Pledgors’ Guarantee and/or in connection with the realisation or enforcement of all or any part of the Transaction Security (including, without limitation, the security created under the Mortgage) shall, subject to Clause 9 (Disposal, Insurance Proceeds, Securities Account and Accounts), be held by the Security Agent on trust to apply them at any time the Security Agent sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 15 (Application of Proceeds)), in the following order of priority:

(a)	in discharging any sums owing to the Security Agent (in its capacity as agent and security trustee), any Receiver or any Delegate;

(b)	in payment to the Intercreditor Agent on behalf of the First Ranking Finance Parties for application (in accordance with the terms of the First Ranking Finance Documents) (other than this Deed) towards the discharge of the First Ranking Liabilities or, in the case of insurance proceeds, for application in accordance with the terms of the First Ranking Finance Documents (other than this Deed);

(c)	after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities, in payment to the Second Ranking Finance Party for application (in accordance with the terms of the Second Ranking Finance Documents) towards the discharge of the Second Ranking Liabilities;

(d)	after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and the payment and (ii) discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, in payment to the Third Ranking Finance Party for application (in accordance with the terms of the Third Ranking Finance Documents) towards the discharge of the Third Ranking Liabilities;

(e)	after the payment and discharge in full of the Liabilities (other than any Liabilities owed by Mr Wong Chi Seng), if none of the Sponsors is under any further actual or contingent liability under any Finance Document, in payment to any Person to whom the Security Agent is obliged to pay in priority to any Sponsor; and

(f)	the balance (after full payment and discharge of the liabilities referred to in paragraphs (a) to (e) above), if any, in payment to any Person as directed by the Company.

To the extent that there are any funds available after application under any order listed in (a) to (f) above of amounts received or recovered by the Security Agent referred to above, the Security Agent shall apply such funds in accordance with the immediately succeeding order and if any of the Liabilities referred to in such immediately succeeding order are not yet payable, the Security Agent shall hold such funds until such Liabilities become payable, provided that in the case of the Second Ranking Liabilities, the Security Agent shall only hold such funds until the earlier of (1) the termination or cancellation of the Performance Bond and (2) 181 days after the date on which the Enforcement Notice is issued whereupon such funds shall be paid to the Third Ranking Finance Party for application towards the discharge of the Third Ranking Liabilities or, if already discharged, to (e) or (f). For example, if there are amounts (received or recovered by the Security Agent referred to above) available after the payment and discharge in full of the First Ranking Liabilities, the Security Agent shall pay such amounts to the Second Ranking Finance Party for application towards the discharge of the Second Ranking Liabilities and if the Second Ranking Liabilities are not yet payable, the Security Agent shall hold such funds until the Second Ranking Liabilities become payable provided that the Security Agent shall only hold such funds until the earlier of (1) the termination or cancellation of the Performance Bond and (2) 181 days after the date on which the Enforcement Notice is issued whereupon such funds shall be paid to the Third Ranking Finance Party for application towards the discharge of the Third Ranking Liabilities or, if already discharged, to (e) or (f).

15.2	Information

In giving effect to the provisions of Clause 15.1 (Order of application), the Security Agent may rely on the latest information notified to it by the Intercreditor Agent, the Second Ranking Finance Party or the Third Ranking Finance Party in respect of amounts due and payable by the relevant Security Provider(s) under the First Ranking Finance Documents (in the case of the Intercreditor Agent), the Second Ranking Finance Documents (in the case of the Second Ranking Finance Party) or the Third Ranking Finance Documents (in the case of the Third Ranking Finance Party), provided that to the extent that the Security Agent has not received any notification from the Intercreditor Agent, the Second Ranking Finance Party or the Third Ranking Finance Party of any amount due and payable under the First Ranking Finance Documents (in the case of the Intercreditor Agent), the Second Ranking Finance Documents (in the case of the Second Ranking Finance Party) or the Third Ranking Finance Documents (in the case of the Third Ranking Finance Party), the Security Agent shall be entitled to assume that no amount is due and payable under such Finance Document.

15.3	Provision of Information

(a)	Each of the Intercreditor Agent, the Second Ranking Finance Party and the Third Ranking Finance Party shall from time to time provide the Security Agent or the Intercreditor Agent with such information as may be reasonably required by the Security Agent or the Intercreditor Agent for the purposes of Clauses 15.1 (Order of application) and/or Clause 15.2 (Information) or the implementation thereof.

(b)

Prior to any application in accordance with Clause 15.1 (Order of application), the Security Agent shall give no less than ten Business Days’ prior notice to the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party and the Company of such application and request each of the Intercreditor Agent, the Second Ranking Finance Party and the Third Ranking

Finance Party to provide details of the amounts due and payable by the relevant Security Provider(s) under the First Ranking Finance Documents (in the case of the Intercreditor Agent), the Second Ranking Finance Documents (in the case of the Second Ranking Finance Party) or the Third Ranking Finance Documents (in the case of the Third Ranking Finance Party).

(c)	Prior to the filing of any claim by the Security Agent in respect of the enforcement of the Transaction Security, the Security Agent shall give prior notice to the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party of such filing and request each of the Intercreditor Agent, the Second Ranking Finance Party and the Third Ranking Finance Party to provide details of the amounts due and payable by the relevant Grantor(s) under the First Ranking Finance Documents (in the case of the Intercreditor Agent), the Second Ranking Finance Documents (in the case of the Second Ranking Finance Party) or the Third Ranking Finance Documents (in the case of the Third Ranking Finance Party). Any such claim which requires the specification of the Secured Obligations shall include the First Ranking Liabilities, the Second Ranking Liabilities and the Third Ranking Liabilities.

15.4	Investment of proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 15.1 (Order of application) the Security Agent may, at any time after the delivery of an Enforcement Notice, at its discretion, hold all or part of those proceeds in a suspense or impersonal account(s) (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 15.4. If the Secured Obligations have been fully discharged or would be fully discharged if the monies in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Security Agent shall apply the monies in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any monies remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Security Agent shall pay such remaining monies to any Person as directed by the Company. Any interest accrued on any monies in such suspense or impersonal account shall be credited to such suspense or, as the case may be, impersonal account and shall, subject to the terms of this Clause 15.4, be applied towards satisfaction of the Secured Obligations.

15.5	Currency conversion

(a)

For the purpose of or pending the discharge of any or all of the Secured Obligations, the Security Agent may convert any moneys received, recovered or realised or subject to application by the Security Agent or any Receiver pursuant to this Deed from the currency of such moneys to another for such purpose and any such conversion shall be made at the Security Agent’s spot rate of exchange for the time being (or such other rate as may be available to the Security Agent from time to time in the ordinary course of business) for obtaining such other currency with the first currency and the Secured Obligations shall be discharged only to the extent of the net proceeds of such conversion received by the Security Agent

(b)	The obligations of any Grantor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

(c)	If any sum (a “Sum”) due from the Company or the Assignor, the Second Ranking Finance Party or the Third Ranking Finance Party under this Deed or any order or judgment given or made in relation thereto has to be converted from the currency (the “First Currency”) in which such Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against such Grantor, the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party;

(ii)	obtaining or enforcing an order or judgment in any court or other tribunal; or

(iii)	applying the Sum in satisfaction of any of the Secured Obligations,

the Company, the Assignor, the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party shall (through the Security Agent) indemnify each Person to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the First Currency with the Second Currency at the time of receipt of such Sum.

15.6	Permitted deductions

The Security Agent shall be entitled, at any time after the delivery of an Enforcement Notice, (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Deed, and to pay all taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (other than in connection with its remuneration for performing its duties under this Deed).

15.7	Good discharge

The Security Agent is under no obligation to make the payments to the other Secured Parties in respect of the Secured Obligations in the same currency as that in which the Secured Obligations of the relevant Secured Party are denominated.

15.8	Calculation of amounts

For the purpose of calculating any Person’s share of any sum payable to or by it, the Security Agent shall be entitled to:

(a)	notionally convert the Liabilities owed to any Person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the spot rate (or such other rate as may be available to the Security Agent) at which the Security Agent is able to purchase the notional base currency with the actual currency of that Person’s Liabilities at the time at which that calculation is to be made; and

(b)	assume that all moneys received or recovered as a result of the enforcement of the Transaction Security are applied in discharge of the Liabilities in accordance with the terms of the Finance Documents under which those Liabilities have arisen.

15.9	Evidence of Secured Obligations

A certificate of the Security Agent as to the amount of the Secured Obligations or any part thereof shall, in the absence of manifest error, be conclusive evidence (in the absence of manifest error) in any legal action or proceedings arising out of or in connection with this Deed.

15.10	Consideration

In consideration of the covenants given to the Security Agent by the Company in Clause 2 (Parallel Debt (Covenant to Pay the Security Agent)), the Security Agent agrees with the Company to apply all moneys from time to time paid by the Company to the Security Agent in accordance with the provisions of Clause 9 (Disposal, Insurance Proceeds, Securities Account and Accounts) or, as the case may be, Clause 15.1 (Order of application).

16.	THE SECURITY AGENT

16.1	Appointment of Security Agent

(a)	Each of the Secured Parties appoints the Security Agent to act as agent and, if specified in the relevant Security Documents, security trustee under and in connection with the Security Documents and all other documents (including notices and acknowledgement of the granting of any Transaction Security) in connection with the Security Documents.

(b)	The Security Agent declares that it shall hold, to the extent permitted by applicable law, the Transaction Security (other than the assignment created or expressed to be created under or pursuant to Schedule 2 (Assignment of Third Ranking Liabilities)) on trust for the Secured Parties and the assignment created or expressed to be created under or pursuant to Schedule 2 (Assignment of Third Ranking Liabilities) on trust for the TRL Secured Parties on the terms contained in this Deed.

(c)	Each of the parties to this Deed agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Deed or in the Security Documents (and no others shall be implied).

(d)

Each of the Secured Parties (other than the Security Agent) authorises the Security Agent to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with this Deed and the Security Documents together with any other incidental rights, power, authorities and discretions.

16.2	No independent power

The Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents except through the Security Agent.

16.3	Security Agent’s instructions

The Security Agent shall:

(a)	except as otherwise provided in this Deed, act in accordance with any instructions given to it by:

(i)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent (acting in accordance with the First Ranking Finance Documents);

(ii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(iii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

and shall be entitled to assume that (A) any instructions received by it from the Intercreditor Agent, Second Ranking Finance Party or, as the case may be, Third Ranking Finance Party are duly given in accordance with the terms of the relevant Finance Documents and (B) unless it has received actual written notice of revocation, that those instructions or directions have not been revoked;

(b)	be entitled to request instructions, or clarification of any direction, from:

(i)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent;

(ii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(iii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it; and

(c)	be entitled to carry out all dealings with the First Ranking Finance Parties through the Intercreditor Agent and may give to the Intercreditor Agent any notice or other communication required to be given by the Security Agent to the First Ranking Finance Parties.

16.4	Security Agent’s actions

Subject to the provisions of Clause 16.3 (Security Agent’s instructions):

(a)	the Security Agent may, in the absence of any instructions to the contrary, take any action in the exercise of any of its powers and duties under the Finance Documents which in its absolute discretion it considers to be for the protection and benefit of all the Secured Parties; and

(b)	at any time after receipt by the Security Agent of written notice from:

(i)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent (acting in accordance with the First Ranking Finance Documents);

(ii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(iii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

directing the Security Agent to exercise all or any of its rights, powers or discretions under any of the Finance Documents, the Security Agent may, and shall if so directed by the Intercreditor Agent, the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party, take any action as in its sole discretion it thinks fit to enforce the Transaction Security.

16.5	Security Agent’s discretions

The Security Agent may:

(a)	assume, unless it has in its capacity as security trustee for the Secured Parties, received actual written notice to the contrary from one of the Intercreditor Agent, the Second Ranking Finance Party or the Third Ranking Finance Party that (i) no Default or Event of Default has occurred and none of the Security Providers is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any Person has not been exercised;

(b)	if it receives any instructions or directions from:

(i)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent;

(ii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(iii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied;

(c)	engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable;

(d)	as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party or a Security Provider, upon a certificate signed by or on behalf of that Person;

(e)	refrain from acting in accordance with the instructions of the Intercreditor Agent, the Second Ranking Finance Party or the Third Ranking Finance Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its absolute discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in bringing any action or proceedings; and

(f)	rely upon any communication or document believed by it to be genuine.

16.6	Security Agent’s obligations

The Security Agent shall promptly inform each of the Intercreditor Agent, the Second Ranking Finance Party and the Third Ranking Finance Party of:

(a)	the contents of any notice or document received by it in its capacity as Security Agent from any Security Provider under any Finance Document; and

(b)	the occurrence of any Default or any default by a Security Provider in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other party to this Deed.

16.7	Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not:

(a)	be bound to enquire as to (i) whether or not any Default or Event of Default has occurred or (ii) the performance, default or any breach by a Grantor of its obligations under any of the Finance Documents;

(b)	be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c)	be bound to disclose to any other Person (i) any confidential information or (ii) any other information if disclosure would or might in its reasonable opinion constitute a breach of any law or be a breach of fiduciary duty;

(d)	be under any obligations other than those which are specifically provided for in the Finance Documents; or

(e)	have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Security Provider.

16.8	Exclusion of Security Agent’s liability

Unless caused directly by its gross negligence or wilful misconduct the Security Agent shall not accept responsibility or be liable for:

(a)	the adequacy, accuracy and/or completeness of any information supplied by the Security Agent or any other Person in connection with the Finance Documents or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)	any losses to any Person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents or the Transaction Security or otherwise, whether in accordance with an instruction from the Intercreditor Agent, the Second Ranking Finance Party or Third Ranking Finance Party or otherwise;

(d)	the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents or the Transaction Security; or

(e)	any shortfall which arises on the enforcement of the Transaction Security.

16.9	No proceedings

No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Security Agent may rely on this Clause.

16.10	Own responsibility

It is understood and agreed by each Secured Party that at all times that Secured Party has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with the Finance Documents including but not limited to:

(a)	the financial condition, creditworthiness, condition, affairs, status and nature of each of the Security Providers;

(b)	the legality, validity, effectiveness, adequacy and enforceability of each of the Finance Documents and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents or the Transaction Security;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Grantor, or any other Person or any of their respective assets under or in connection with the Finance Documents, the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under to or in connection with the Finance Documents;

(d)	the adequacy, accuracy and/or completeness of any information provided by any Person in connection with the Finance Documents, the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with the Finance Documents; and

(e)	the right or title of any Person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any security interest affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

16.11	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of any Security Provider to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security;

(c)	register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any Person of the execution of any of the Finance Documents or of the Transaction Security;

(d)	take, or to require any of the Security Providers to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary security interest under the laws of any jurisdiction; or

(e)	require any further assurances in relation to any of the Security Documents.

16.12	Insurance by Security Agent

(a)	The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other Person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security Agent shall not be responsible for any loss which may be suffered by any Person as a result of the lack of or inadequacy of any insurance.

(b)	Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Intercreditor Agent, the Second Ranking Finance Party or the Third Ranking Finance Party shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen days after receipt of that request.

16.13	Custodians and nominees

The Security Agent may appoint and pay any Person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Deed or any document relating to the trust created under this Deed and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any Person appointed by it under this Deed or be bound to supervise the proceedings or acts of any Person.

16.14	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Security Providers may have to any of the Charged Property and shall not be liable for or bound to require any Security Provider to remedy any defect in its right or title.

16.15	Refrain from illegality

The Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would or might otherwise render it liable to any Person, and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

16.16	Business with the Grantors

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Security Providers.

16.17	Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Deed shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

16.18	Security Agent division separate

In acting as security trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments and any information received by any other division or department of the Security Agent may be treated as confidential and shall not be regarded as having been given to the Security Agent’s trustee division.

16.19	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Act 1925 and the Trustee Act 2000 and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

16.20	Winding up of trust

If the Security Agent receives:

(a)	a notice from the Intercreditor Agent confirming that the Release Date has occurred;

(b)	a notice from the Second Ranking Finance Party confirming that all of the Second Ranking Liabilities have been discharged in full; and

(c)	a notice from the Third Ranking Finance Party confirming that all of the Third Ranking Liabilities have been discharged in full,

the trusts set out in this Deed shall be wound up. At that time the Security Agent shall, at the reasonable cost of the Company, release, without recourse or warranty, all of the Transaction Security then held by it and the rights of the Security Agent under each of the Security Documents and execute all such further documents and instruments and do such further acts as the Company may reasonably request for the purpose of effecting such release.

16.21	Perpetuity period

The perpetuity period under the rule against perpetuities, if applicable to this Deed, shall be the period of eighty years from the date of this Deed.

17.	CHANGE OF SECURITY AGENT AND DELEGATION

17.1	Resignation of the Security Agent

(a)	The Security Agent may resign and appoint one of its affiliates as successor by giving written notice to the Secured Parties (or, in the case of the First Ranking Finance Parties, to the Intercreditor Agent on their behalf), with a copy of such notice to the Company, provided that its affiliate is a bank as referred to in paragraph F.1. in each of the Gaming Concession Consent Agreement and the Land Concession Consent Agreement and is rated at least A- by Standard & Poor’s or A3 by Moody’s Investors Services, Inc.

(b)	Alternatively the Security Agent may resign by giving written notice to the Secured Parties (or, in the case of the First Ranking Finance Parties, to the Intercreditor Agent on their behalf), with a copy of such notice to the Company, in which case:

(i)	if such notice is given at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent may, subject to Clause 17.1(f), appoint a successor Security Agent which is a bank as referred to in paragraph F.1. in each of the Gaming Concession Consent Agreement and the Land Concession Consent Agreement;

(ii)	if such notice is given at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party shall be obliged to, subject to Clause 17.1(g), appoint a successor Security Agent which is a bank as referred to in paragraph F.1. in each of the Gaming Concession Consent Agreement and the Land Concession Consent Agreement within 30 days after such notice is given; and

(iii)	if such notice is given at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party shall be obliged to, subject to Clause 17.1(g), appoint a successor Security Agent which is a bank as referred to in paragraph F.1. in each of the Gaming Concession Consent Agreement and the Land Concession Consent Agreement within 30 days after such notice is given.

(c)	In the case of Clause 17.1(b)(i), if the Intercreditor Agent has not appointed a successor Security Agent in accordance with Clause 17.1(b)(i) above within 30 days after the Security Agent’s resignation notice is given, the Security Agent (after consultation with the Intercreditor Agent) or the Company (after consultation with the Intercreditor Agent) may, subject to Clause 17.1(f), appoint a successor Security Agent which is a bank as referred to in paragraph F.1. in each of the Gaming Concession Consent Agreement and the Land Concession Consent Agreement. In the event that any of the Intercreditor Agent, the Security Agent and the Company has identified a bank during the 90 day period after the giving of a notice of resignation to act as successor Security Agent, the bank identified by the Intercreditor Agent shall be appointed as successor Security Agent or, if no such bank has been identified, the bank identified by the Security Agent shall be appointed as successor Security Agent or, if no such bank has been identified, the bank identified by the Company shall be appointed as successor Security Agent. The Company agrees that it will pay the fees of any successor Security Agent which shall be on market terms applicable to banks acting as security agents and trustees in respect of a transaction of the type contemplated under the Finance Documents.

(d)	In the case of Clause 17.1(b)(i), if the Intercreditor Agent, the Security Agent or the Company has not appointed a successor Security Agent in accordance with Clause 17.1(b)(i) or, as the case may be, Clause 17.1(c) within 90 days after the giving of a notice of resignation by the Security Agent, the Security Agent’s resignation notice shall take effect on the date falling 90 days after the giving of such notice of resignation whereupon the Security Agent may, by giving 30 days written notice to the Secured Parties (or, in the case of the First Ranking Finance Parties, to the Intercreditor Agent on their behalf) cease to act as agent and/or trustee for or on behalf of the Secured Parties and be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 16 (The Security Agent) and the Security Agent shall be entitled to release and discharge all of the Transaction Security and shall not have any liability to all or any of the Secured Parties in respect of such release or discharge.

(e)	If:

(i)	in the case of Clause 17.1(b)(ii), the Second Ranking Finance Party has not appointed a successor Security Agent in accordance with Clause 17.1(b)(ii); or

(ii)	in the case of Clause 17.1(b)(iii), the Third Ranking Finance Party has not appointed a successor Security Agent in accordance with Clause 17.1(b)(iii),

the Security Agent’s resignation notice shall take effect on the date falling 60 days after the giving of such notice of resignation whereupon the Security Agent shall cease to act as agent and/or trustee for or on behalf of the Secured Parties and be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 16 (The Security Agent) and the Security Agent shall be entitled to release and discharge all of the Transaction Security and shall not have any liability to all or any of the Secured Parties in respect of such release or discharge.

(f)	In the case of Clause 17.1(b)(i), if the Intercreditor Agent or the Security Agent appoints a successor in accordance with Clause 17.1(b)(i) or, as the case may be, Clause 17.1(c), the Security Agent’s resignation notice shall only take effect upon (i) the assignment and transfer referred to in Clause 17.1(h) and (ii) that successor becoming a party to the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (in place of the Security Agent) provided that if the conditions set out in (i) and (ii) above are not satisfied within 90 days of the giving of the Security Agent’s resignation notice, the Security Agent may, by giving 30 days written notice to the Secured Parties (or, in the case of the First Ranking Finance Parties, to the Intercreditor Agent on their behalf), cease to act as agent and/or trustee for or on behalf of the Secured Parties and be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 16 (The Security Agent) and the Security Agent shall be entitled to release and discharge all of the Transaction Security and shall not have any liability to all or any of the Secured Parties in respect of such release or discharge.

(g)

In the case of Clause 17.1(b)(ii) or Clause 17.1(b)(iii), if the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party appoints a successor in accordance with Clause 17.1(b)(ii) or, as the case may be, Clause 17.1(b)(iii), the Security Agent’s resignation notice shall only take effect upon (i) the assignment and transfer referred to in Clause 17.1(h) and (ii) that successor becoming a party to the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (in place of the Security Agent) provided that if the conditions set out in (i) and (ii) above are not satisfied within 60 days of the giving of the Security Agent’s resignation notice, the Security Agent may cease to act as agent and/or trustee for or on behalf of the Secured Parties and be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 16 (The Security Agent) and the Security Agent shall be entitled to release and discharge all of the Transaction Security and shall not have any liability to all or any of the Secured Parties in respect of such release.

(h)	If the Security Agent resigns and a successor Security Agent is appointed in accordance with Clause 17.1(a), Clause 17.1(b) or Clause 17.1(c), the Security Agent shall:

(i)	assign all of its rights and benefits under the Finance Documents; and

(ii)	transfer all of its rights, benefits and obligations (if any) under the Finance Documents,

to such successor Security Agent, provided that it is acknowledged that such assignment and transfer shall not in any way prejudice the priority of the security constituted by this Deed (which shall be assigned to such successor Security Agent). The Security Agent shall give prior notice of such assignment and transfer to the Government of the Macau SAR.

(i)	Upon (i) the assignment and transfer referred to in Clause 17.1(h) and (ii) the successor Security Agent becoming a party to the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (in place of the Security Agent), the successor Security Agent shall be and be deemed to be acting as agent and security trustee for the Secured Parties for the purposes of this Deed (other than Schedule 2 (Assignment of Third Ranking Liabilities)) or as agent and security trustee for the TRL Secured Parties for the purposes of Schedule 2 (Assignment of Third Ranking Liabilities) and in place of the former Security Agent.

(j)	Upon the appointment of a successor (if any), the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of Clause 16 (The Security Agent). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(k)	At any time:

(i)	prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent (acting in accordance with the First Ranking Finance Documents);

(ii)	after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(iii)	after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

may, by written notice to the Security Agent, require it to resign in accordance with Clause 17.1(b). In this event, the Security Agent shall resign in accordance with Clause 17.1(b).

17.2	Delegation

(a)	The Security Agent may, at any time, delegate (including by power of attorney) to any Person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.

(b)	The delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent may think fit in the interest of the Secured Parties or, in the case of any delegation relating to the rights, powers and discretions vested in the Security Agent by Schedule 2 (Assignment of Third Ranking Liabilities), the TRL Secured Parties and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate unless caused by the gross negligence or wilful misconduct of the Security Agent.

17.3	Additional trustees

(a)	The Security Agent may at any time appoint (and subsequently remove) any Person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or, in the case of acting as trustee under Schedule 2 (Assignment of Third Ranking Liabilities), the TRL Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Sponsors, the Intercreditor Agent, the Second Ranking Finance Party and the Third Ranking Finance Party of any appointment.

(b)	Any Person so appointed (subject to the terms of this Deed) shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Deed) and the duties and obligations that are conferred or imposed by the instrument of appointment.

(c)	The remuneration that the Security Agent may pay to that Person, and any costs and expenses incurred by that Person in performing its functions as a result of that appointment shall, for the purposes of this Deed, be treated as costs and expenses incurred by the Security Agent.

17.4	The POA Agent

(a)	The Security Agent appoints the POA Agent to act as agent under the Power of Attorney.

(b)	The POA Agent may not exercise any of its rights under the POA without the instructions of the Security Agent, and the POA Agent shall act and exercise rights under the Power of Attorney only in accordance with the instructions given to it by the Security Agent.

(c)	The Power of Attorney shall be held and kept by the Security Agent and the Security Agent shall deliver the Power of Attorney to the POA Agent if and when required for the exercising of rights by the POA Agent under the Power of Attorney.

(d)	The POA Agent shall promptly inform the Security Agent of the contents of any notice or document received by it in its capacity as the POA Agent under or in connection with the Power of Attorney.

(e)	All references to the Security Agent in Clauses 16.7 (Excluded obligations), Clause 16.8 (Exclusion of Security Agent’s liability), Clause 16.9 (No proceedings), Clause 16.10 (Own responsibility), Clause 16.11 (No responsibility to perfect Transaction Security), Clause 16.14 (Acceptance of title), Clause 16.15 (Refrain from illegality) shall include references to the POA Agent acting as agent under the Power of Attorney.

(f)	The POA Agent may resign by giving notice to the Security Agent and the Company, in which case the Security Agent may (acting in accordance with the instructions given to it pursuant to Clause 16.3(a)) appoint a successor POA Agent which is a financial institution operating in the Macau SAR provided that the Company’s consent (which consent shall not be unreasonably withheld or delayed) shall be required if such financial institution is not a Senior Secured Creditor.

(g)	If the Security Agent has not appointed a successor POA Agent in accordance with paragraph (f) above within 60 days after notice of resignation was given, the POA Agent may appoint a successor POA Agent which is (i) a financial institution operating in the Macau SAR and (ii) is acceptable to the Security Agent (acting in accordance with the instructions given to it pursuant to Clause 16.3(a)) provided that the Company’s consent (which consent shall not be unreasonably withheld or delayed) shall be required if such financial institution is not a Senior Secured Creditor.

(h)	The POA Agent’s resignation notice shall only take effect upon satisfaction of each of the following conditions:

(i)	the appointment of a successor POA Agent; and

(ii)	the Security Agent is satisfied that the POA Agent has executed a power of attorney in favour of the successor POA Agent in respect of its power under the Power of Attorney, in form and substance satisfactory to the Security Agent.

(i)	Upon the appointment of a successor POA Agent, the retiring POA Agent shall be discharged from any further obligation in respect of the Power of Attorney.

Its successor and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original party hereto.

(j)	The Security Agent may, acting in accordance with the instructions given to it pursuant to Clause 16.3(a)), by notice to the POA Agent require it to resign in accordance with paragraph (f) above. In this event, the POA Agent shall resign in accordance with paragraph (f) above.

(k)	The Company agrees that it will pay the fees of any successor POA Agent which shall be on market terms applicable to a financial institution operating in the Macau SAR.

18.	CHANGE OF PARTY AND ACCESSION BY HEDGING COUNTERPARTIES

18.1	Change of Party

No party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents or the Liabilities except as permitted by this Clause 18.

18.2	Change of Funding Party

A Funding Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Finance Documents to which it is a party or its Liabilities if:

(a)	in the case of a First Ranking Lender, that assignment or transfer is in accordance with the terms of the Common Terms Agreement;

(b)	in the case of a Hedging Counterparty, that assignment or transfer is in accordance with the terms of the relevant Hedging Agreement;

(c)	in the case of the Second Ranking Finance Party, the prior consent of the Intercreditor Agent has been obtained and that assignment or transfer is in accordance with the terms of the Second Ranking Finance Documents; and

(d)	in the case of the Third Ranking Finance Party, the prior consent of the Intercreditor Agent and the Second Ranking Finance Party has been obtained (such consent not to be unreasonably withheld or delayed by the Intercreditor Agent and the Second Ranking Finance Party) and that assignment or transfer is in accordance with Clause 18.7 (New Assignor) and the terms of the Third Ranking Finance Documents and, in each case, any assignee or transferee permitted by this Clause 18.2 has executed and delivered to the Security Agent a Finance Party Accession Undertaking.

18.3	Change of Agent

Any Person which becomes the Intercreditor Agent, the Hotel Facility Agent or the Project Facility Agent, each as defined in, and in accordance with, the terms of the Common Terms Agreement, shall at the same time accede to this Deed by executing and delivering to the Security Agent a Finance Party Accession Undertaking.

18.4	Hedging Counterparties

Any Person which becomes a Hedging Counterparty as defined in, and in accordance with, the terms of the Common Terms Agreement, shall at the same time accede to this Deed by executing and delivering to the Security Agent a Finance Party Accession Undertaking.

18.5	First Ranking Lenders

Any Person which becomes an Additional Lender pursuant to paragraph 2(f) of Part B of Schedule 5 to the Common Terms Agreement shall at the same time accede to this Deed as a First Ranking Lender by executing and delivering to the Security Agent a Finance Party Accession Undertaking. With effect from the date of acceptance by the Security Agent of a Finance Party Accession Undertaking, the new First Ranking Lender shall assume the same obligations and become entitled to the same rights as if it had been an original party to this Deed.

18.6	Finance Party Accession Undertaking

With effect from the date of acceptance by the Security Agent of a Finance Party Accession Undertaking (which shall be accepted as soon as reasonably practicable after receipt by it of a duly completed Finance Party Accession Undertaking) or, if later the date specified in that Finance Party Accession Undertaking:

(a)	any Party ceasing entirely to be a Finance Party shall be discharged from further obligations towards the Security Agent and other Parties under this Deed and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b)	as from that date, the replacement or new Finance Party shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Deed.

18.7	New Assignor

(a)	If the Assignor assigns, sells, transfers or otherwise disposes of all of its right, title and interest in and to the Third Ranking Liabilities with (if the assignee, purchaser or, as the case may be, transferee is not Aruze Corporation or an Affiliate of Aruze Corporation) the consent of the Intercreditor Agent and the Second Ranking Finance Party (such consent not to be unreasonably withheld or delayed) in accordance with Schedule 2 (Assignment of Third Ranking Liabilities)), the Assignor shall procure the assignee, purchaser or, as the case may be, transferee to, at the same time as such assignment, sale, transfer or, as the case may be, disposal to execute and deliver to the Security Agent an Assignor Accession Deed.

(b)

With effect from the date of acceptance by the Security Agent (which shall be accepted as soon as reasonably practicable after receipt by it of the Assignor Accession Deed and the legal opinion referred to in paragraph 12(a) or, as the case may be, paragraph 12(b) of Schedule 2 (Assignment of Third Ranking Liabilities) and the satisfaction of the conditions set out in Clause 18.8 for accepting an Assignor Accession Deed), the outgoing Assignor shall be discharged from further obligations towards the Security Agent and other

Parties under this Deed and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date) and, as from that date, the replacement Assignor shall assume the same obligations, and become entitled to the same rights, as if it had been an original Party to this Deed.

18.8	Additional Parties

Each of the Parties appoints the Security Agent to receive on its behalf each Finance Party Accession Undertaking and Assignor Accession Deed delivered to the Security Agent and to accept and sign it if, in the Security Agent’s opinion, it is complete and appears on its face to be authentic and duly executed and until accepted and signed by the Security Agent that document shall not be effective.

18.9	Disclosure of Information by Security Agent

The Security Agent may disclose to any Person:

(a)	to (or through) whom the Security Agent assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations in accordance with the Finance Documents in accordance with Clause 17.1; or

(b)	to whom information may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement,

such information about any Security Provider, the Projects and the Finance Documents as the Security Agent may consider appropriate, provided that the Person to whom such information is provided under sub-paragraph (a) above first enters into a confidentiality undertaking in substantially the form set out in Schedule 4 (Form of Confidentiality Undertaking: Change of Security Agent) and that the Company has received an original copy of such signed undertaking.

19.	FEES AND EXPENSES

19.1	Security Agent’s fees

The Company shall pay to the Security Agent, for its own account, the fees specified in the agreement dated the date hereof between the Security Agent and the Company, at the times and in the amounts specified in that agreement.

19.2	Transaction and enforcement expenses

The Company shall, from time to time on demand of the Security Agent, reimburse the Security Agent for:

(a)	at any time prior to the delivery of an Enforcement Notice to the Company, all reasonable costs and expenses (including legal fees); or

(b)	at any time upon or after the delivery of an Enforcement Notice to the Company, all costs and expenses (including legal fees)

on a full indemnity basis incurred by the Security Agent and any Receiver and Delegate in connection with:

(i)	the negotiation, preparation and execution of this Deed and the Security Documents and the completion of the transactions and perfection of the security contemplated in the Security Documents in accordance with, in the case of any fees, costs and expenses of the Technical Adviser, Insurance Adviser and legal advisers appointed on or prior to the date of this Deed, the appointment or engagement letters (if any) executed by the Company on or prior to the date hereof; and

(ii)	the exercise, preservation and/or enforcement of any of the rights, powers and remedies of the Security Agent and of the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or of enforcing those rights, powers and remedies save to the extent that such costs and expenses have been paid to the Security Agent under any other provision of the First Ranking Finance Documents.

19.3 Amendment costs

If the Company requests an amendment, waiver or consent under any Finance Document to which the Security Agent is a party, the Company shall, within thirty days of demand, reimburse the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Security Agent in responding to, evaluating, negotiating or complying with that request.

19.4 Stamp taxes

The Company shall pay all stamp, registration, notarial and other taxes or fees to which this Deed, the other Security Documents, the Transaction Security or any judgment given in connection with it is or at any time may be subject and shall, from time to time, indemnify the Security Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or delay in paying any such tax or fees other than any costs which arise as a consequence of any gross negligence or wilful misconduct on the part of the Security Agent.

19.5 Interest on demands

If the Company or the Assignor fails to pay any amount payable by it under this Deed on its due date, interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on that sum) at the rate which is two per cent. per annum over the rate at which the Security Agent was being offered, by leading banks in the London Interbank Market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for any period(s) that the Security Agent may from time to time select provided that to the extent that default interest shall have accrued on such amount and been paid in accordance with the terms of the other First Ranking Finance Documents, interest shall not be payable on such amount under this Clause 19.5.

19.6 Payments Free Of Deduction

All payments to be made by the Company, the Assignor, the Second Ranking Finance Party or the Third Ranking Finance Party under this Deed shall be made free and clear of and without deduction for or on account of tax unless the Company, the Assignor, the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party is required to make such payment subject to the deduction or withholding of tax, in which case the sum payable by the Company, the Assignor, the Second Ranking Finance Party or, as the case may be, the Third Ranking Fund Party in respect of which such deduction or withholding is required to be made shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Person on account of whose liability to tax such deduction or withholding has been made receives and retains (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made.

20.	INDEMNITIES

20.1	Company’s indemnity

The Company shall promptly indemnify the Security Agent, the POA Agent, every Receiver and Delegate against any cost, loss or liability, whether or not reasonably foreseeable, incurred by any of them in relation to or arising out of:

(a)	any Default (as defined in the Common Terms Agreement), any Event of Default or any failure by the Company to comply with obligations under Clause 19 (Fees and Expenses);

(b)	the taking, holding, protection or enforcement of the Transaction Security;

(c)	the exercise of any of the rights, powers, and discretions vested in any of them by the Finance Documents or by law; or

(d)	any default by any Sponsor in the performance of any of the obligations expressed to be assumed by such Sponsor in the Finance Documents save to the extent that such cost, loss or, as the case may be, liability (i) has been paid to the Security Agent, Receiver or, as the case may be, Delegate under any other provision of the First Ranking Finance Documents or (ii) arises as a consequence of any gross negligence or wilful misconduct of the Security Agent, the POA Agent, the Receiver or, as the case may be, the Delegate.

20.2	Second Ranking & Third Finance Parties’ Indemnity

Each of the Second Ranking Finance Party and the Third Ranking Finance Party shall promptly indemnify the Security Agent and every Receiver and Delegate against any cost, loss or liability, whether or not reasonably foreseeable, incurred by it any of them in relation to or arising out of any default by the Second Ranking Finance Party or, as the case may be, the Third Ranking Finance Party in the performance of any of the obligations expressed to be assumed by it in this Deed.

20.3	Priority of indemnity

The Security Agent may, in priority to any payment to the other Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 20.1 (Company’s indemnity) from the

Company and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it under this Clause.

20.4	Funding Parties’ indemnity

If the Company fails to perform any of their obligations under this Clause 20 (Indemnities) within 3 Business Days:

(a)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities, each First Ranking Funding Party (in the proportion that the Liabilities owed to it bears to the aggregate of the Liabilities owed to all the First Ranking Funding Parties for the time being (or, if no Advances have been made, in the proportion borne by its share of the aggregate undrawn Available Commitments of all First Ranking Funding Parties to the aggregate undrawn Available Commitments of all First Ranking Funding Parties for the time being) (or, if the Liabilities of each of those First Ranking Funding Parties is zero, immediately prior to their being reduced to zero));

(b)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of the First Ranking Liabilities but prior to the payment and discharge in full of the Second Ranking Liabilities, the Second Ranking Finance Party; or

(c)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and the payment and discharge in full of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party

shall indemnify the Security Agent and the POA Agent within three Business Days of demand against any cost, loss or liability incurred by the Security Agent and/or, as the case may be, the POA Agent as a result of that failure to perform and the Company shall indemnify each of the Funding Parties against any payment made by it under this Clause 20 (Indemnities). For the purpose of this Clause 20.4, the Liabilities owed to a Hedging Counterparty shall be deemed to be an amount equal to the Realised Hedge Loss (if any) under the Hedging Agreement to which such Hedging Counterparty is party.

21.	INFORMATION

21.1	Information and dealing

The Funding Parties shall provide to the Security Agent from time to time (through the Intercreditor Agent in the case of the First Ranking Funding Parties if relevant) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each First Ranking Funding Party shall deal with the Security Agent exclusively through the Intercreditor Agent and shall not deal directly with the Security Agent.

21.2	Disclosure

Each of the Company and the Assignor consents, until such time as all of the Secured Obligations have been discharged in full, to the disclosure by any of the Secured Parties to each other of such information concerning any of the Security Providers as any Secured Party shall see fit.

22.	NOTICES

22.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing but, unless otherwise stated, may be made by fax or letter.

22.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	identified with its name in the signing pages of the Deed of Appointment and Priority Deed of Amendment;

(b)	specified on the Finance Party Accession Undertaking to which it is a party; or

(c)	specified on the Assignor Accession Deed to which it is a party;

or any substitute address, fax number or department or officer as the party may notify to the Security Agent (or the Security Agent may notify to the other parties, if a change is made by the Security Agent) by not less than 10 Business Days’ notice.

22.3	Delivery

(a)	Any communication or document made or delivered by one Person to another under or in connection with the Finance Documents shall only be effective:

(i)	if delivered personally or by overnight courier, when left at the relevant address;

(ii)	if by way of fax, when received in legible form; or

(iii)	if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 22.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Security Agent shall be effective only when actually received by that Security Agent and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 22.2 (Addresses) (or any substitute department or officer as that Security Agent shall specify for this purpose).

(c)	All notices to the Company shall be sent through the Security Agent (but always with a copy to the Intercreditor Agent in the case of any notice from any First Ranking Finance Party (other than the Intercreditor Agent)). All notices from the Company hereunder shall be sent to the Security Agent who shall distribute them to the Intercreditor Agent (who shall forward them to the First Ranking Finance Parties), the Second Ranking Finance Party and the Third Ranking Finance Party.

22.4	Electronic communication

(a)	Any communication to be made between the Security Agent and the Intercreditor Agent or a First Ranking Finance Party under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Security Agent and the Intercreditor Agent or the relevant First Ranking Finance Party:

(i)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)	Any electronic communication made between the Security Agent and the Intercreditor Agent or a First Ranking Finance Party shall be effective only when actually received in readable form and in the case of any electronic communication made by a First Ranking Finance Party or the Intercreditor Agent to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

22.5	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be in English or, if not in English, and if so required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

23.	PRESERVATION

23.1	Partial invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired and, if any part of the security intended to be created by or pursuant to this

Deed is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

23.2	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

23.3	Waiver of defences

The provisions of this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 23.3, would reduce, release or prejudice the subordination and priorities in this Deed including:

(a)	any time, waiver or consent granted to, or composition with any Person;

(b)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Grantor or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Transaction Security;

(c)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Person;

(d)	any amendment (however fundamental) or replacement of a Finance Document or any other document or security except for any express amendment to this Deed to that effect;

(e)	any unenforceability, illegality or invalidity of any obligation of any Person under any Finance Document or any other document or security; or

(f)	any intermediate payment or discharge of any of the Liabilities of the Secured Parties in whole or in part.

23.4	Priorities not affected

Except as otherwise provided in this Deed the priorities referred to in Clause 3 (Ranking and Priority) will:

(a)	not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities of the Secured Parties or by any intermediate reduction or increase in, amendment or variation to any of the Finance Documents, or by any variation or satisfaction of, any of the Liabilities or any other circumstances;

(b)	apply regardless of the order in which or dates upon which the Finance Documents and this Deed are executed or registered or notice of them is given to any Person; and

(c)	secure the Liabilities of the Secured Parties in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

24.	CONSENTS, AMENDMENTS AND OVERRIDE

24.1	Required consents

(a)	No term of this Deed may be amended or waived except by the written agreement of the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party and the Security Agent. If the Security Agent has the prior consent of the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party and the Assignor, the Security Agent and the Company may from time to time agree in writing to amend this Deed or waive any of the requirements of this Deed and any amendments or waivers so agreed shall be binding on the Secured Parties and the Assignor.

(b)	If the amendment or waiver may impose new or additional obligations on or withdraw or reduce the rights of any Party, the consent of that Party is required.

(c)	Notwithstanding the foregoing, this Deed may be amended at the request of the Company to the extent necessary to enable the grant of Security ranking behind that of the First Ranking Finance Parties over the Pledged Stock subject to the Company Share Pledge provided that:

(i)	the terms of the grant of the Security (including terms concerning the subordination of the grantee’s claims and enforcement in respect thereof) are, as between the First Ranking Finance Parties and the grantee, no more favourable to the latter than those enjoyed by the Second Ranking Finance Party;

(ii)	such terms and any other terms of the amendment are otherwise reasonably acceptable to the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party and the Security Agent and provide for the accession hereto of the grantee;

(iii)	all Permits in respect of the grant of the Security, the terms thereof, the terms of the amendments and this Deed as so amended have been obtained (and, to the extent any change may be required to any existing Permit (including the Gaming Concession Consent Agreement or any other Transaction Document to which the Macau SAR is party) or any of the terms thereof, such change is reasonably acceptable to the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party and the Security Agent); and

(iv)	legal opinions, in form and substance reasonably acceptable to the Intercreditor Agent, the Second Ranking Finance Party, the Third Ranking Finance Party and the Security Agent, have been received by the Security Agent in relation to the grant of the Security, the terms thereof and the amendments;

(d)	An amendment or waiver which relates to the rights or obligations of the Intercreditor Agent, the Hotel Facility Agent, the Project Facility Agent or the Security Agent may not be effected without the consent of the Intercreditor Agent, the Hotel Facility Agent, the Project Facility Agent or, as the case may be, the Security Agent.

(e)	Any amendment or waiver given in accordance with this Clause will be binding on all Parties and the Security Agent may effect, on behalf of any Secured Party or the Assignor, any amendment or waiver permitted by this Clause 24.1.

24.2	Amendment of other Security Documents

(a)	Subject to Clause 24.2(b), any term of any of the Security Documents (other than this Deed) may be amended or waived by the Security Agent, acting on the instructions of:

(i)	at any time prior to the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities, the Intercreditor Agent (acting in accordance with the First Ranking Finance Documents);

(ii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities but prior to the payment and discharge in full of all of the Second Ranking Liabilities, the Second Ranking Finance Party (acting in accordance with the Second Ranking Finance Documents); or

(iii)	at any time after the later of (i) the end of each of the Hotel Facility Availability Period and the Project Facility Availability Period and (ii) the payment and discharge in full of all of the First Ranking Liabilities and the Second Ranking Liabilities, the Third Ranking Finance Party (acting in accordance with the Third Ranking Finance Documents).

(b)	Subject to Clause 17.1 (Resignation of the Security Agent), no release or discharge of any Transaction Security may be made except with the prior consent of the Intercreditor Agent, the Second Ranking Finance Party and the Third Ranking Finance Party unless such release or discharge is permitted under the relevant Security Document.

24.3	Agreement to override

Unless expressly stated otherwise in this Deed, this Deed overrides anything in the Finance Documents to the contrary.

25.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

26.	GOVERNING LAW

This Deed is governed by English law.

27.	ENFORCEMENT

27.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	This Clause 27.1(c) is for the benefit of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

27.2	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each of the Company, the Assignor and the Third Ranking Finance Party:

(i)	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(ii)	agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

(b)	Without prejudice to any other mode of service allowed under any relevant law, the Second Ranking Finance Party:

(i)	irrevocably appoints Caixa Geral de Depósitos, London Branch, Walbrook-House, 23 - 27th Floor, Walbrook, London EC4N 8BT as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(ii)	agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned.

27.3	Exercise of Rights

Notwithstanding anything in Clause 27.1(c) to the contrary, the Secured Parties will only take actions over the Transaction Security through the Security Agent unless and until the appointment of the Security Agent ceases and no successor Security Agent is appointed under Clause 17 (Change of Security Agent and Delegation).

This Deed has been entered into on the date stated at the beginning of this Deed and executed as a deed by the Second Ranking Finance Party, the Third Ranking Finance Party and the Assignor and is intended to be and is delivered by them as a deed on the date specified above.

SCHEDULE 1

FORM OF FINANCE PARTY ACCESSION UNDERTAKING

To:	[Insert full name of current Security Agent], for itself and each of the other Parties to the Deed of Appointment and Priority referred to below.

THIS UNDERTAKING is made on [date] by [insert full name of new Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent] (the “Acceding [Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent]”) in relation to the Deed of Appointment and Priority (the “Deed of Appointment and Priority”) dated 14 September 2004 between, among others, Wynn Resorts (Macau) S.A., Société Générale Asia Limited as Intercreditor Agent, the financial institutions as Original First Ranking Lenders as defined therein, Banco Nacional Ultramarino, S.A. as Second Ranking Finance Party, Wynn Group Asia, Inc. as Third Ranking Finance Party and Société Générale, Hong Kong Branch as Security Agent. Terms defined in or by reference in the Deed of Appointment and Priority shall bear the same meanings when used in this Undertaking and the principles of construction and rules of interpretation set out or referred to therein shall also apply.

In consideration of the Acceding [Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent] being accepted as [a First Ranking Lender/Hedging Counterparty/Second Ranking Finance Party/Third Ranking Finance Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent] for the purposes of the Deed of Appointment and Priority, the Acceding [Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent] hereby confirms that, as from [date], it intends to be party to the Deed of Appointment and Priority as a [First Ranking Lender/Second Ranking Finance Party/Third Ranking Finance Party/Hedging Counterparty/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent], undertakes to perform all the obligations expressed in the Deed of Appointment and Priority to be assumed by [a First Ranking Lender/Second Ranking Finance Party/Third Ranking Finance Party/Hedging Counterparty/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent] and agrees that it shall be bound by all the provisions of the Deed of Appointment and Priority, as if it had been an original party to the Deed of Appointment and Priority.

This Undertaking shall be governed by and construed in accordance with English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Funding Party]1.

[Acceding [Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent]]

By: ][2]

[1]	Delete the wording in square brackets if the Acceding Funding Party will be a First Ranking Finance Party.

[2]	Applicable to an Acceding Intercreditor Agent, Acceding Hotel Facility Agent, Acceding Project Facility Agent and, in the case of an Acceding Funding Party, applicable if the Acceding Funding Party is not a Second Ranking Finance Party or a Third Ranking Finance Party.

EXECUTED AS A DEED

BY	[insert full name of Acceding Funding Party and execution clause appropriate thereto and to manner of execution][3]

Address:	[insert address of Acceding Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent]

Fax:	[insert fax number of Acceding Funding Party/Intercreditor Agent/Hotel Facility Agent/Project Facility Agent]

Accepted by the Security Agent:	Accepted, in the case of First Ranking Finance Parties by [Intercreditor Agent]/[outgoing Intercreditor Agent]

for and on behalf of	for and on behalf of

[Insert actual name of Security Agent]	[Insert actual name of Intercreditor Agent or outgoing Intercreditor Agent as appropriate]

Date:	Date:

[3]	Applicable to an Acceding Funding Party which is a Second Ranking Finance Party or a Third Ranking Finance Party.

SCHEDULE 2

ASSIGNMENT OF THIRD RANKING LIABILITIES

1.	Assignment

(a)	The Assignor hereby assigns, with full title guarantee, to the Security Agent as agent and security trustee for the TRL Secured Parties, as security for the payment and discharge of the First and Second Ranking Secured Obligations, all of the Assignor’s right, title and interest from time to time in and to the Third Ranking Liabilities.

(b)	The execution of this Deed by the Company shall constitute notice to the Company of the assignment of the Assignor’s right, title and interest in and to the Third Ranking Liabilities by the Assignor. The Company hereby consents to such assignment (and any further assignment or disposal of the Third Ranking Liabilities or any part thereof by the Security Agent or any Receiver pursuant to this Deed) and confirms to the Assignor and the Security Agent (as agent and security trustee for and on behalf of the TRL Secured Parties) that it shall continue to be bound by the terms on which the Third Ranking Liabilities have been or shall have been made available to it.

(c)	Notwithstanding the assignment referred to in paragraph 1(a) of this Schedule, the Assignor remains liable to perform the obligations imposed on it under the Third Ranking Finance Documents and neither the Security Agent nor any of the other Secured Parties is liable to perform any of such obligations nor liable for the consequences of non-performance.

(d)	Subject to the terms of the Finance Documents, each Funding Party is under an obligation to make further advances (or, in the case of a Hedging Counterparty, payments) to the Company and that obligation will be deemed to be incorporated into this Deed as if set out in this Deed.

2.	Further Assurance

(a)	The Assignor hereby irrevocably authorises the Security Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Third Ranking Liabilities fall within the scope of Article 9 of the Uniform Commercial Code of the State of Nevada or any other Uniform Commercial Code jurisdiction and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of Nevada, or any other Uniform Commercial Code jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Assignor is an organisation, the type of organisation and any organisational identification number issued to the Assignor. The Assignor agrees to furnish any such information to the Security Agent promptly upon the Security Agent’s request.

(b)	The Assignor shall promptly execute all documents and do all things (including without limitation the delivery, transfer or assignment of all or part of the Third Ranking Liabilities to the Security Agent or its nominee(s)) which the Security Agent may require for the purpose of (i) exercising the Collateral Rights or (ii) securing and perfecting the Security Agent’s security over or title to all or any part of the Third Ranking Liabilities provided that any such requirement shall be reasonable prior to the delivery of a TRL Enforcement Notice to the Assignor.

(c)	The Assignor shall, upon written demand from the Security Agent, at any time after the Security Agent shall have given a TRL Enforcement Notice, (i) procure the transfer of the Assignor’s right, title and interest in and to the Third Ranking Liabilities into the name of the Security Agent or its nominee(s), agents or such purchasers as it shall direct and (ii) execute all documents and do all other things that the Security Agent may require to facilitate the realisation of the Third Ranking Liabilities.

3.	Enforcement of Security Assignment

(a)	After the Security Agent shall have given a TRL Enforcement Notice to the Assignor, the security created by or pursuant to paragraph 1 of this Schedule is immediately enforceable and the Security Agent may, without notice to the Assignor and/or any Grantor or prior authorisation from the Assignor or any court, enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and get in, collect, hold, sell, assign or otherwise dispose of all or any part of the Third Ranking Liabilities (at the times, in the manner and on such terms as it may think fit).

(b)	Any restrictions on the consolidation of Security shall be excluded to the fullest extent permitted by law and the Security Agent shall, so far as it shall be lawful, be entitled to consolidate all or any of the security interests constituted by this Deed and/or its powers hereunder with any other Security whether in existence at the date of this Deed or created thereafter.

(c)	Neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Third Ranking Liabilities or be liable for any loss upon realisation in connection with the Third Ranking Liabilities (or any part thereof) to which a mortgagee in possession might otherwise be liable other than any loss which arises as a consequence of any gross negligence or wilful default on the part of the Security Agent or Receiver.

(d)	The power of sale or other disposal conferred on the Security Agent and on any Receiver by this Deed shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Deed.

(e)	A certificate in writing by an officer or agent of the Security Agent that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence (in the absence of manifest error) of that fact, in favour of a purchaser of all or any part of the Third ranking Liabilities.

4.	Receiver

(a)	After the Security Agent shall have given a TRL Enforcement Notice to the Assignor or if requested to do so by the Assignor, the Security Agent may by deed or otherwise (acting through an authorised officer of the Security Agent), without prior notice to the Assignor or any Grantor:

(i)	appoint one or more Persons to be a Receiver of the whole or any part of the Third Ranking Liabilities; and

(ii)	remove (so far as it is lawfully able) any Receiver so appointed.

The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Security Agent under the Laws of Property Act 1925 (as extended by this Deed) or otherwise and such powers shall remain exercisable from time to time by the Security Agent in respect of any Third Ranking Liabilities.

(b)	Each Person appointed to be a Receiver pursuant to paragraph 4(a) of this Schedule shall be:

(i)	entitled to act individually or together with any other Person appointed or substituted as Receiver;

(ii)	for all purposes deemed to be the agent of the Assignor which shall be solely responsible for his acts, defaults and liabilities (other than such acts, defaults and liabilities that are attributed to the gross negligence or wilful misconduct of the Receiver) and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Agent; and

(iii)	entitled to remuneration for his services at a reasonable rate to be fixed by the Security Agent from time to time (without being limited to the maximum rate specified by the Law of Property Act 1925).

(c)	In addition to the powers of the Security Agent conferred by paragraph 3 of this Schedule, each Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of the Assignor) have, in relation to the part of the Third Ranking Liabilities in respect of which he was appointed (in the name of or on behalf of the Assignor or in his own name and, in each case, at the cost of the Assignor):

(i)	all the powers and rights of an absolute owner and power to do or omit to do anything which the Assignor could do or omit to do;

(ii)	the power to do all things (including without limitation bringing or defending proceedings in the name or on behalf of the Assignor) which are incidental or conducive to (i) any of the functions, powers, authorities or discretions conferred on or vested in him or (ii) the exercise of the Collateral Rights (including without limitation realisation of such part of such Third Ranking Liabilities) or (iii) bringing to his hands any assets forming, or which when got in would be, part of such Third Ranking Liabilities; and

(iii)	all the powers conferred on him by general law; and

(iv)	all the powers conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and on receivers appointed under that Act and all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver).

(d)	Without prejudice to the generality of the foregoing, each Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of the Assignor) have the following powers in relation to the part of the Third Ranking Liabilities (and any assets which, when got in, would be part of such Third Ranking Liabilities) in respect of which he was appointed (and every reference in this paragraph 4(d) to the “Third Ranking Liabilities” shall be read as a reference to that part of the Third Ranking Liabilities in respect of which such Receiver was appointed):

(i)	Collection

power to collect and get in the Third Ranking Liabilities including without limitation amounts and distributions (whether in cash or in kind) payable in respect thereof;

(ii)	Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Third Ranking Liabilities or this Schedule in the name of the Assignor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(iii)	Deal with Subordinated Indebtedness

power to sell, assign, transfer, factor or otherwise dispose of the Third Ranking Liabilities or any part thereof or concur in any of the foregoing on behalf of the Assignor in such manner and generally on such terms as he thinks fit;

(iv)	Redemption of Security

power to redeem, discharge or compromise any security whether or not having priority to the security constituted by this Deed or any part of it;

(v)	Covenants, Guarantees and Indemnities

power to enter into bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit, to make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal(s) (if any) of the Assignor; and

(vi)	Exercise of Powers in Assignor’s Name

power to exercise any or all of the above powers on behalf of and in the name of the Assignor (notwithstanding any winding-up, insolvency, dissolution of the Assignor) or on his own behalf.

(e)	In making any sale or other disposal of all or any part of the assets subject to the security created hereunder or any acquisition in the exercise of their respective powers, a Receiver or the Security Agent may do so for such consideration, in such manner, and generally on such terms and conditions as it thinks fit. Any contract for such sale, disposal or acquisition by the Receiver or the Security Agent may contain conditions excluding or restricting the personal liability of the Receiver or the Security Agent.

(f)	So long as Wynn Resorts has not delivered a notice under Clause 6.2 of the Wynn Resorts Support Agreement terminating its obligations under Clause 7 thereof, the Security Agent shall, prior to the acceptance of any offer made by a Senior Secured Creditor for the purchase of all or any of the Third Ranking Liabilities, give reasonable details of all of the written offers received by the Security Agent for the purchase of such Third Ranking Liabilities.

5.	Protection of Purchasers

(a)	The receipt of the Security Agent or any Receiver in respect of consideration from a purchaser shall be conclusive discharge to such purchaser of any part of the Third Ranking Liabilities from the Security Agent or any Receiver.

(b)	No purchaser or other Person dealing with the Security Agent or any Receiver shall be bound to inquire whether the right of the Security Agent or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Agent or such Receiver in such dealings.

6.	Power of Attorney

(a)

The Assignor by way of security irrevocably (within the meaning of Section 4 of the Powers of Attorney Act 1971) appoints the Security Agent and any Receiver to be its attorney and in its name, on its behalf and as its act and deed to, upon and at all times after the Security Agent shall have delivered a TRL

Enforcement Notice, execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

(i)	carrying out any obligation imposed on the Assignor by this Deed (including, without limitation, the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Third Ranking Liabilities) which the Assignor has failed to perform in accordance with the terms hereof; and

(ii)	enabling the Security Agent and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on it by or pursuant to this Deed or by law (including, without limitation, after the delivery of a TRL Enforcement Notice by the Security Agent, the exercise of any right of a legal or beneficial owner of the Third Ranking Liabilities).

(b)	The Assignor shall ratify and confirm all things done and all documents executed by any attorney in accordance with the terms of this paragraph 6 of this Schedule in the exercise of all or any of its powers granted by or in relation to the Assignor.

7.	Effectiveness of Security

(a)	The security created by or pursuant to this Schedule shall remain in full force and effect as a continuing security for the First and Second Ranking Secured Obligations unless and until discharged by the Security Agent and shall not cease by reason of any partial payment of any of the First and Second Ranking Secured Obligations. Notwithstanding the foregoing, if the obligations of the Assignor under this Deed cease to be continuing for any reason, the liability of the Assignor at the date of such cessation shall remain, regardless of any subsequent increase or reduction in the First and Second Ranking Secured Obligations.

(b)	The security created by or pursuant to this Schedule and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Agent or any TRL Secured Party may at any time hold for any or all of the First and Second Ranking Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Security Agent (whether in its capacity as agent or security trustee or otherwise) or any of the TRL Secured Party over the whole or any part of the Third Ranking Liabilities shall merge into the security constituted by this Deed.

(c)	None of the obligations of the Assignor hereunder and the Collateral Rights shall be discharged, impaired or otherwise affected by:

(i)	any winding-up, dissolution, re-organisation, bankruptcy, death or insolvency of, or any change in, any Grantor or any other Person;

(ii)	any of the Secured Obligations being at any time illegal, invalid, unenforceable or ineffective;

(iii)	any unenforceability or invalidity of any other agreement or document;

(iv)	any time or other indulgence being granted to the Company or any other Person with respect to the Secured Obligations;

(v)	any (actual or purported) amendment, variation, waiver or release of any of the Secured Obligations except for a release or discharge in accordance with Clause 16.20 (Winding up of trust) or specific amendment of this Deed to that effect;

(vi)	any variation of the terms of the trust upon which the Security Agent holds the security constituted hereby and/or the Collateral Rights;

(vii)	any failure to take or failure to realise the value of any other collateral in respect of any or all of the Secured Obligations or any release, discharge, exchange or substitution of any such collateral; or

(viii)	any other act, event or omission which but for this provision would or might operate to impair, discharge or otherwise affect the obligations of any or all of the Grantors and the Assignor hereunder and/or the Collateral Rights.

(d)	No failure on the part of the Security Agent to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver thereof, nor shall any single or partial exercise of any Collateral Right preclude any further or other exercise of that or any other Collateral Right.

(e)	None of the Security Agent, its nominee(s) or any Receiver shall be liable by reason of (i) taking any action permitted by this Deed or (ii) any neglect or default in connection with the Third Ranking Liabilities or (iii) taking possession of or realising all or any part of the Third Ranking Liabilities, except in the case of gross negligence or wilful default upon its part.

(f)	The Security Agent shall not be obliged to make any demand of any Grantor or any other Person, to take any action or obtain judgment in any court against any Grantor or any other Person or to make or file any proof or claim in a liquidation, bankruptcy, death or insolvency of any Grantor or any other Person or to enforce or seek to enforce any other security in respect of any or all of the First and Second Ranking Secured Obligations before exercising any Collateral Right.

(g)	Until the satisfaction of the requirements set out in Clause 16.20 in respect of the release of security, any settlement or discharge hereunder in relation to the Assignor shall be conditional upon no security or payment to the Security Agent by or on behalf of any Grantor being avoided or reduced by virtue of any Grantor’s bankruptcy, insolvency, liquidation or similar laws of general application and shall in those circumstances be void.

(h)	Until the security constituted by this Schedule 2 is released by the Security Agent as contemplated by Clause 16.20, the Assignor shall not exercise any right which it may at any time have, by reason of the performance of its obligations under this Schedule 2, to be indemnified by any Sponsor or to receive any collateral from any Sponsor or to claim any contribution from any other Person of any Sponsor’s obligations under all or any of the Finance Documents or to take the benefit (in whole or in part and whether by subrogation or otherwise) of any rights of all or any of the Secured Parties under all or any of the Finance Documents or of any other security taken pursuant to, or in connection with, all or any of the Finance Documents by all or any of the Secured Parties.

8.	Set-Off

The Assignor authorises the Security Agent (but the Security Agent shall not be obliged to exercise such right) from time to time to, after the delivery of a TRL Enforcement Notice to the Assignor, set off against any or all sums and monies due and payable by the Assignor hereunder but unpaid, any amount or other obligation (contingent or otherwise) owing by the Security Agent to the Assignor.

9.	Subsequent Security Interests

If the Security Agent (acting in its capacity as agent or security trustee or otherwise) or any of the other Secured Parties (other than the Third Ranking Finance Party) at any time receives or is deemed to have received notice (which it reasonably believes to be genuine, correct and appropriately authorised) of any subsequent Security affecting all or any part of the Third Ranking Liabilities or any assignment or transfer of the Third Ranking Liabilities which is prohibited by the terms of any Finance Document, all payments thereafter by or on behalf of the Assignor to the Security Agent (whether in its capacity as agent or trustee or otherwise) or any of the other Secured Parties (other than the Third Ranking Finance Party) shall be treated as having been credited to a new account of the Assignor and not as having been applied in reduction of any or all of the First and Second Ranking Secured Obligations as at the time when the Security Agent or such other Secured Party received such notice save for the purpose of calculation of interest.

10.	Indemnity

At any time:

(a)	prior to the delivery of a TRL Enforcement Notice to the Assignor, all reasonable costs and expenses; or

(b)	upon or after the delivery of a TRL Enforcement Notice to the Assignor, all costs and expenses of any and all of the Secured Parties (other than the Third Ranking Finance Party) (including without limitation legal fees, stamp duties and any value added tax) incurred (i) in connection with the perfection or enforcement of the collateral constituted under or pursuant to this Schedule, (ii) in connection with the exercise of any Collateral Right and (iii) otherwise in relation to this Schedule, shall (except to the extent already reimbursed by the Company pursuant to the Deed of Appointment and Priority) be reimbursed

(through the Security Agent) to such Secured Party/Parties by the Assignor within 15 days of demand on a full indemnity basis.

11.	Discretion And Delegation

(a)	Any liberty or power which may be exercised or any determination which may be made under this Schedule by the Security Agent or any Receiver may, subject to the other terms and conditions of this Deed, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons save that the Security Agent shall act in a reasonable manner if expressly required under this Schedule.

(b)	Each of the Security Agent and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Schedule (including without limitation the power of attorney under paragraph 6 of this Schedule) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Agent or the Receiver itself or any subsequent delegation or revocation thereof.

12.	Undertakings of Assignor

(a)	The Assignor shall not, subject to sub-paragraph (b) below, assign, sell, transfer or otherwise dispose of all or any part of its right, title and/or interest in and/or to the Third Ranking Liabilities without the prior consent of the Intercreditor Agent and the Second Ranking Finance Party (such consent not to be unreasonably withheld or delayed) provided that in the event that such consent is granted, the Assignor shall procure the assignee, purchaser or, as the case may be, transferee to, at the same time as such assignment, sale, transfer or, as the case may be, disposal, (1) execute and deliver to the Security Agent an Assignor Accession Deed and (2) deliver to the Security Agent a legal opinion, in form and substance reasonably satisfactory to the Security Agent, in respect of the replacement Assignor’s obligations under this Deed.

(b)	The Assignor shall not create, grant or permit to exist any Security (other than any Lien referred to in paragraph 3(a), 3(f) or 3(q) of Schedule 5 Part B of the Common Terms Agreement and any Mandatory Permitted Lien) over all or any of its right, title and/or interest in and to the Third Ranking Liabilities.

SCHEDULE 3

FORM OF ASSIGNOR ACCESSION DEED

THIS AGREEMENT is made on [date]

BETWEEN:

(1)	INSERT FULL NAME OF NEW ASSIGNOR] (the “Acceding Assignor”); and

(2)	[INSERT FULL NAME OF CURRENT SECURITY AGENT] (the “Security Agent”), as agent and security trustee for and on behalf of the Secured Parties.

This agreement is made on [date] by the Acceding Assignor in relation to a Deed of Appointment and Priority (the “Deed of Appointment and Priority”) dated 14 September 2004 between, among others, Wynn Resorts (Macau) S.A., Société Générale Asia Limited as Intercreditor Agent, the financial institutions as Original First Ranking Lenders as defined therein, Banco Nacional Ultramarino, S.A. as Second Ranking Finance Party, Wynn Group Asia, Inc. as Third Ranking Finance Party and Société Générale, Hong Kong Branch as Security Agent (the “Deed of Appointment and Priority”).

IT IS AGREED as follows:

Terms defined in or by reference in the Deed of Appointment and Priority shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement and the principles of construction and rules of interpretation set out or referred to therein shall also apply.

The Acceding Assignor and the Security Agent agree that the Security Agent shall hold (a) the Security created or expressed to be created pursuant to Schedule 2 (Assignment of Third Ranking Liabilities) of the Deed of Appointment and Priority and (b) all moneys from time to time received or recovered by the Security Agent in connection with the realisation or enforcement of that Security, on trust for the Secured Parties on the terms and conditions contained in the Deed of Appointment and Priority.

The Acceding Assignor hereby assigns, with full title guarantee, to the Security Agent as agent and security trustee for the TRL Secured Parties, as security for the payment and discharge of the First and Second Ranking Secured Obligations, all of the its right, title and interest from time to time in and to the Third Ranking Liabilities upon the terms and conditions set forth in Schedule 2 (Assignment of Third Ranking Liabilities) to the Deed of Appointment and Priority.

The Acceding Assignor confirms that it shall be party to the Deed of Appointment and Priority as an Assignor and a Grantor, undertakes to perform all the obligations expressed to be assumed by an Assignor and a Grantor under the Deed of Appointment and Priority and agrees that it shall be bound by all the provisions of the Deed of Appointment and Priority as if it had been an original party to the Deed of Appointment and Priority.

This Agreement shall be governed by, and construed in accordance with, English law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed by the Acceding Assignor and is delivered on the date stated above.

The Acceding Assignor

EXECUTED AS A DEED

BY insert full name of Acceding Assignor and execution clause appropriate thereto and the manner of execution]

Address for notices:

Address:

Fax:

The Security Agent

[Full Name of current Security Agent]

By:

Date:

SCHEDULE 4

FORM OF CONFIDENTIALITY UNDERTAKING: CHANGE OF SECURITY AGENT

To:	[Insert name of potential succeeding Security Agent]

[Date]

Dear Sirs,

We understand that you are considering accepting an appointment (the “Appointment”) as security agent under the deed of appointment and priority dated 14 September 2004 (the “Deed”) in relation to the financing of the design, development, construction, ownership, operation and maintenance of the Wynn Macau hotel, retail and destination gaming resort project. In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.	Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any of the Obligors or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Appointment.

2.	Permitted Disclosure We agree that you may disclose Confidential Information:

(a)	to members of the Appointee Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Appointee Group;

(b)	subject to the requirements of the Finance Documents, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire as Security Agent under the Deed so long as that person has delivered a letter to you in equivalent form to this letter; and

(c)	(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Appointee Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Appointee Group.

3.	Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2(c) or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2(c) above.

5.	Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to or otherwise acquire (by assignment or otherwise) an interest, direct or indirect, as Security Agent under the Deed or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc You acknowledge and agree that:

(a)	neither we nor any Grantor nor any of our or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)	we or any Grantor may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.	No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.	Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each Grantor.

10.	Third party rights

(a)	Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.	Definitions In this letter (including the acknowledgement set out below) terms defined in or by reference in the Deed shall, unless the context otherwise requires, have the same meaning, the principles of construction and rules of interpretation set out or referred to therein shall also apply and:

“Appointee Group” means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

“Confidential Information” means any information relating to the Projects, any Grantor, the Finance Documents, the Transaction Security, any agreement relating to the Deed and/or the Appointment provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Grantors and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Projects” has the meaning ascribed to it in the Common Terms Agreement.

“Permitted Purpose” means considering and evaluating whether to enter into the Appointment.

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Insert name of Security Agent]

To: [Security Agent] The Company

We acknowledge and agree to the above:

For and on behalf of

[Potential succeeding Security Agent]

Date:

SCHEDULE 5

FIRST RANKING LENDERS

Bank of America, N.A.

Deutsche Bank AG, Hong Kong Branch

Société Générale, Hong Kong Branch

Aozora Bank, Ltd.

Banco Nacional Ultramarino, S.A.

Bank of China Limited Macau Branch

WestLB AG, Hong Kong Branch

DBS Bank Ltd., Hong Kong Branch

The Royal Bank of Scotland plc

Aareal Bank AG

United Overseas Bank Limited

Commerzbank Aktiengesellschaft, Hong Kong Branch

Allied Irish Banks, p.l.c.

Standard Chartered First Bank Korea Limited

The Bank of Nova Scotia

Bayerische Landesbank, Hong Kong Branch

Bayerische Hypo- und Vereinsbank AG, Hong Kong Branch

HSH Nordbank AG, Hong Kong Branch

Industrial and Commercial Bank of China (Asia) Limited

Banco Comercial de Macau, S.A.

Bank of Scotland

Banco Espírito Santo do Oriente, S.A.

Crédit Industriel et Commercial, Singapore Branch

Far Eastern International Bank

Hana Bank Hong Kong Branch

Nordkap Bank AG

The Bank of East Asia, Limited

Banco Delta Asia S.A.R.L.

HEDGING COUNTERPARTIES

Banc of America Securities Asia Limited

Deutsche Bank AG

Société Générale